Exhibit 4.3
EXECUTION VERSION

CONTINENTAL RESOURCES, INC., as Issuer,
the Guarantors party hereto
and
WILMINGTON TRUST FSB, as Trustee

INDENTURE
Dated as of April 5, 2010

7 3/8% Senior Notes due 2020

CROSS-REFERENCE TABLE*

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.06
(b)	12.03
(c)	12.03
313 (a)	7.06(a)
(b)(1)	N.A.
(b)(2)	7.06(a)
(c)	7.06(a), 12.02
(d)	7.06(b)
(a)(4)	12.05(a)
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	12.05(a)
(f)	N.A.
315 (a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
316 (a)(last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	N.A.
(c)	12.14(d)
317 (a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318 (a)	N.A.
(b)	N.A
(c)	12.10

N.A. means not applicable.

*	This Cross-Reference Table is not part of this Indenture.

i

EXHIBITS

Exhibit A-1	Form of Note
Exhibit A-2	Form of Regulation S Temporary Global Note
Exhibit B-1	Form of Certificate of Transfer
Exhibit B-2	Form of Certificate of Transfer for Institutional Accredited Investors
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Notation of Guarantee
Exhibit E	Form of Guarantor Supplemental Indenture

v

INDENTURE (this “Indenture”), dated as of April 5, 2010, among Continental Resources, Inc., an Oklahoma corporation (the “ Company ”), the Initial Guarantor (as defined below) and Wilmington Trust FSB (a federal savings bank), as trustee (the “ Trustee ”).
The Company, the Initial Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 7 3/8% Senior Notes due 2020 (the “ Initial Notes ” and, together with any Exchange Notes and Additional Notes, each as defined herein, the “ Notes ”):
ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01. Definitions.
“144A Global Note” means a global note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Acquired Debt” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.
“Additional Assets” means (i) any assets or property (other than cash, Cash Equivalents or securities) used in a Permitted Business or any business ancillary thereto, (ii) Investments in any other Person engaged in a Permitted Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary, (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary or (iv) Permitted Business Investments.
“Additional Interest” means any additional interest payable pursuant to a Registration Rights Agreement.
“Additional Notes” means any further Notes (other than (i) the Initial Notes issued on the date of this Indenture and (ii) any Exchange Notes issued in exchange for the Initial Notes) issued under this Indenture in accordance with the terms of this Indenture, including Sections 2.01(f), 2.02, 2.16 and 4.07, as part of the same series as the Initial Notes issued on the date of this Indenture, ranking equally with those Initial Notes and having identical terms to the Initial Notes (in all respects other than (a) the date of issuance, (b) the issue price, (c) rights under a related Registration Rights Agreement, if any, (d) at the option of the Company, as to the payment of interest accruing prior to the issue date of such Additional Notes, and (e) the first payment of interest following the issue date of such Additional Notes), subject to compliance with Article Two. The Initial Notes, any Additional Notes subsequently issued under this Indenture and all Exchange Notes issued in exchange therefor shall be treated as a single class of securities for all purposes under this Indenture, including, without limitation, directions, waivers, amendments, consents, redemptions and offers to purchase.
“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:
(i) the sum of:
(a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any state, federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are then available, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and (2) estimated increases in proved oil and gas reserves since such year-end due to exploration, development or exploitation activities or due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves reflected in such year-end report produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (1) through (4), such increases and decreases shall be as estimated by the Company’s petroleum engineers; plus
(b) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; plus
(c) the greater of (1) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company’s latest audited financial statements ( provided that the Company shall not be required to obtain such appraisal of such assets if no such appraisal has been performed);

minus (ii) the sum of:
(a) minority interests; plus
(b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest annual or quarterly financial statements (to the extent not deducted in calculating Net Working Capital in accordance with clause (i)(b) of this definition); plus
(c) to the extent included in (i)(a) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); plus
(d) the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “ control ” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “ controlling ” and “ controlled ” have meanings correlative to the foregoing.
“Agent” means any Registrar or Paying Agent.
“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:
(1) 1.0% of the principal amount of the Note; or
(2) the excess of:
(a) the present value at such redemption date of (i) the redemption price of the Note at October 1, 2015 (as set forth in the table in Section 3.07 of this Indenture), plus (ii) all required interest payments due on such Note to October 1, 2015, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such Note.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation, Production Payments and Reserve Sales or a Sale Leaseback Transaction) (collectively, a “ transfer ”), directly or indirectly, in one or a series of related transactions, of:
(1) any Capital Stock of any Restricted Subsidiary (other than director’s qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);
(2) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or
(3) any other properties, assets or rights of the Company or any Restricted Subsidiary other than in the ordinary course of business.
For the purposes of this definition, the term “Asset Sale” shall not include:
(A) any transfer of properties and assets that is governed by Section 5.01 or Section 4.19;
(B) any transfer of properties, assets and rights that is by the Company to any Restricted Subsidiary or Guarantor, or by any Restricted Subsidiary to the Company or any Restricted Subsidiary or Guarantor, which is not made in breach of the terms of this Indenture;
(C) any transfer of properties, assets and rights that would be within the definition of a (i) “Restricted Payment” under Section 4.08 and would be permitted to be made as a Restricted Payment (and shall be deemed a Restricted Payment) under Section 4.08 or (ii) “Permitted Investment”;
(D) the trade, sale or exchange of Cash Equivalents, or the trade, sale, exchange or other disposition of (i) obsolete assets or (ii) other obsolete property no longer suitable for use in any Permitted Business;
(E) the abandonment or relinquishment of assets or property in the ordinary course of business including, without limitation, the abandonment, relinquishment or farm-out of oil and gas properties, leases, concessions or drilling or exploration rights or interests therein;

(F) the transfer of Property received in settlement of debts owing to such Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person in the ordinary course of its business;
(G) any Production Payments and Reserve Sales, provided that any such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary), shall have been created, incurred, issued, assumed or guaranteed in connection with the acquisition or financing of, and within 60 days after the acquisition of, the Property that is subject thereto;
(H) the licensing or sublicensing of intellectual property or other general intangibles to the extent that such license does not prohibit the licensor from using the intellectual property and licenses, leases or subleases of other property;
(I) the creation or incurrence of any Lien;
(J) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
(K) the Fair Market Value of which in the aggregate does not exceed $10.0 million in any transaction or series of related transactions; or
(L) the sale or other disposition (whether or not in the ordinary course of business) of oil and gas properties, provided at the time of such sale or other disposition such properties do not have associated with them any proved reserves.
“Attributable Indebtedness” in respect of a Sale Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “ person ” (as that term is used in Section 13(d)(3) of the Exchange Act), such “ person ” shall be deemed to have beneficial ownership of all such shares that such “ person ” has the right to acquire, whether such right is exercisable immediately or only after the passage of time. The term “ Beneficial Ownership ” shall have a corresponding meaning.

“Board of Directors” means, with respect to any Person, the board of directors, management committee or other equivalent management entity of such Person or any committee thereof duly authorized to act on behalf of such board or, in the case of a Person that is a partnership that has no such management entity, one or more general partners of such Person.
“Board Resolution” means, with respect to a Board of Directors, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Person or, in the case of a Person that is a partnership that has no such officers, the Secretary or an Assistant Secretary of a general partner of such Person, to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in both New York and the city in which the Corporate Trust Office of the Trustee is located (which shall be in Minneapolis, Minnesota as of the Issue Date) are authorized or obligated by law or executive order to close.
“Capital Lease Obligation” of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.
“Capital Stock” of any Person means any and all shares, units, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), joint venture interests, limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.
“Cash Equivalents” means:
(1) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof;
(2) deposits, time deposit accounts, certificates of deposit, money market deposits or acceptances of (i) any financial institution having capital and surplus in excess of $500.0 million that is a member of the Federal Reserve System and whose senior unsecured debt is rated at least “A-1” by S&P, or at least “P-1” by Moody’s, or (ii) any financial institution that is a lender under the Senior Credit Agreement;

(3) commercial paper with a maturity of 365 days or less, from the date of acquisition, issued by a Person (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by S&P and at least “P-1” by Moody’s;
(4) repurchase agreements and reverse repurchase agreements relating to Indebtedness of a type described in clause (1) above that are entered into with a financial institution described in clause (2) above and mature within 365 days from the date of acquisition; and
(5) money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (4).
“Change of Control” means the occurrence of any of the following events:
(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Hamm Group, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company or any Successor Parent (measured by voting power rather than the number of shares); provided that no Change of Control shall be deemed to occur by reason of the Company becoming a Subsidiary of a Successor Parent;
(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or any Successor Parent (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company or any Successor Parent, as the case may be, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office;
(3) the Company or any Successor Parent consolidates with or merges with or into any Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any such Person, or any such Person consolidates with or merges into or with the Company or any Successor Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or such Successor Parent, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where:
(A) in the case of any such merger or consolidation, the outstanding Voting Stock of the Company or such Successor Parent, as the case may be, is changed into or exchanged for (1) Voting Stock of the surviving Person which is not Disqualified Stock or (2) cash, securities and other property (other than Capital Stock of the surviving Person) in an amount which could be paid by the Company as a Restricted Payment under Section 4.08 (and such amount shall be treated as a Restricted Payment subject to the provisions of Section 4.08); and

(B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Hamm Group, is the Beneficial Owner, directly or indirectly, of more than 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the surviving Person; or
(4) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Section 5.01.
For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur upon the consummation of any actions undertaken by the Company or any Restricted Subsidiary solely for the purpose of changing the legal structure of the Company or such Restricted Subsidiary.
“Clearstream” means Clearstream Banking, société anonyme, Luxembourg, and its successors.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act and the Exchange Act, then the body performing such duties at such time.
“Company” means Continental Resources, Inc., an Oklahoma corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “ Company ” shall mean such successor Person.
“Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries, which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (1) all intercompany items between the Company and such Restricted Subsidiaries and (2) all current maturities of long-term Indebtedness, all determined in accordance with GAAP consistently applied.

“Consolidated EBITDAX” of any Person means, without duplication, the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense, Consolidated exploration expenses, and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all non-cash items increasing Consolidated Net Income for such period, less (to the extent included in determining Consolidated Net Income (Loss)) the sum of (a) the amount of deferred revenues that are amortized during the period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, and less all cash payments during such period relating to non-cash charges that were added back to Consolidated Net Income (Loss) in determining Consolidated EBITDAX in any prior period.
“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of:
(a) Consolidated EBITDAX for such period to
(b) the sum of Consolidated Interest Expense for such period, in each case after giving pro forma effect (as calculated in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision) to, without duplication,
(1) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;
(2) the incurrence, repayment or retirement of any other Indebtedness by such Person and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);
(3) in the case of Acquired Debt or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and
(4) any acquisition or disposition by such Person and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

provided that:
(1) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding for any part of the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate; and
(2) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.
“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.
“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of
(a) the interest expense, less interest income, of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis, excluding any interest attributable to Dollar-Denominated Production Payments but including, without limitation,
(1) amortization of debt discount (excluding amortization of capitalized debt issuance costs);
(2) the net cash costs associated with Interest Rate Agreements (including amortization of discounts);
(3) the interest portion of any deferred payment obligation;
(4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing; and
(5) accrued interest, plus

(b)(1) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and
(2) all capitalized interest of such Person and its Restricted Subsidiaries plus
(c) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under any other clause hereof, whether or not paid by such Person or its Restricted Subsidiaries plus
(d) dividend payments by such Person with respect to Disqualified Stock and by any of its Restricted Subsidiaries with respect to Preferred Stock (except, in either case, dividends paid solely in Qualified Capital Stock of such Person or such Restricted Subsidiary, as the case may be).
“Consolidated Net Income (Loss)” of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,
(1) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto);
(2) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries;
(3) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan;
(4) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of a Permitted Business (including, without limitation, dispositions pursuant to Sale Leaseback Transactions, but excluding transactions such as farmouts, sales of leasehold inventory, sales of working interests and proved properties, and sales of undivided interests in drilling prospects);
(5) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(6) any write-downs of non-current assets, provided that any ceiling limitation write-downs under Commission guidelines shall be treated as capitalized costs, as if such write-downs had not occurred;
(7) any cumulative effect of a change in accounting principles; and
(8) all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness.
“Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, depletion, amortization and exploration expense and other non-cash charges of such Person and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period but including, without limitation, any non-cash charge arising from any grant of Capital Stock, options to acquire Capital Stock, or other equity based awards).
“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “ Consolidated ” shall have a similar meaning.
“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Company.
“Credit Facility” means, one or more debt facilities (including, without limitation, the Senior Credit Agreement), commercial paper facilities or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) such lenders or other financiers against such receivables), letters of credit, bankers’ acceptances, borrowings, issuances or other debt obligations, in each case, as amended, restated, modified, increased, renewed, extended, refunded, restructured, supplemented, replaced or refinanced from time to time in whole or in part from time to time, including without limitation any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), and in respect to the foregoing, any and all agreements and related documents from time to time in effect.
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit A-1 or A-2 hereto except that such Note shall not bear the Global Note Legend and shall not have the “ Schedule of Exchanges of Interests in the Global Note ” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.
“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than as a shareholder or employee of the Company) in or with respect to such transaction or series of related transactions.
“Disqualified Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of or sale of assets by the Company in circumstances where the Holders of the Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.
“Dollar-Denominated Production Payment” means a production payment required to be recorded as a borrowing in accordance with GAAP, together with all undertakings and obligations in connection therewith.
“Equity Offering” means an underwritten public offering, or an offering made in compliance with Rule 144A under the Securities Act, of common stock (other than Disqualified Stock) of the Company with gross proceeds to the Company of at least $25.0 million.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
“Exchange Notes” means the Notes issued in an Exchange Offer in accordance with Section 2.07(f) hereof.
“Exchange Offer” means an exchange offer that may be effected pursuant to a Registration Rights Agreement.

“Exchange Offer Registration Statement” means an Exchange Offer Registration Statement that may be filed pursuant to a Registration Rights Agreement.
“Exchanged Properties” means properties or assets or Capital Stock representing an equity interest in properties or assets used or useful in a Permitted Business, received by the Company or a Restricted Subsidiary in a substantially concurrent purchase and sale, trade or exchange as a portion of the total consideration for other such properties or assets; provided , in the case of Capital Stock, that the issuer of such Capital Stock is or as a result of such transaction becomes a Restricted Subsidiary.
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and its successors.
“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value of an asset or property in excess of $10.0 million shall be determined by the Board of Directors of the Company acting in good faith, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors, and any lesser Fair Market Value may be determined by an officer of the Company acting in good faith.
“Foreign Subsidiary” means any Restricted Subsidiary of the Company that (i) is not organized under the laws of the United States of America or any State thereof or the District of Columbia or (ii) was organized under any such laws but has no material assets other than Capital Stock of foreign entities of the type described in the preceding clause (i).
“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, which are applicable at the date of determination.
“Global Note Legend” means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A-1 or A-2 hereto, as appropriate, issued in accordance with Sections 2.01, 2.07(b)(iii), 2.07(b)(iv), 2.07(d)(i), 2.07(d)(ii) or 2.07(d)(iii) of Article Two of this Indenture.
“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.
“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement, made primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness;
(2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services;
(3) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered);
(4) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance; or
(5) otherwise to assure a creditor against loss;
provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.
“Guarantor” means each of the Initial Guarantor and any other Subsidiary of the Company which is a guarantor of the Notes, including any Person that is required after the Issue Date to guarantee the Notes pursuant to Section 4.12, until a successor replaces such Person pursuant to the applicable provisions of this Indenture and, thereafter, means such successor.
“Hamm Group” means (i) Harold G. Hamm (“Hamm”); (ii) Hamm’s wife; (iii) any of Hamm’s lineal descendants; (iv) Hamm’s guardian or other legal representative or Hamm’s estate; (v) any trust of which at least one of the trustees is Hamm, or the principal beneficiaries of which are any one or more of the Persons in clauses (i) through (iv) above; (vi) any Person which is controlled by any one or more of the Persons in clauses (i) through (v) above; and (vii) any group (within the meaning of the Exchange Act and the rules of the Commission thereunder as in effect on the Issue Date) that includes one or more of the Persons described in clauses (i) through (vi) above, provided that such Persons described in clauses (i) through (vi) above control more than 50% of the voting power of such group.
“Holder” means the Person in whose name a Note is, at the time of determination, registered on the Registrar’s books.
“Immaterial Subsidiary” means any Subsidiary of the Company with total assets of less than $500,000, as determined in accordance with the latest internal financial statements available to the Company.
“Indebtedness” means, with respect to any Person, without duplication;

(1) all indebtedness of such Person for borrowed money;
(2) all reimbursement obligations of such Person, contingent or otherwise, for letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities;
(3) all indebtedness (i) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), or (ii) for the deferred purchase price of property or services, but excluding in each case (x) Trade Accounts Payable and other accrued current liabilities arising in the ordinary course of business and (y) obligations arising under contracts for the exploration, development, drilling, completion, and plugging and abandonment of wells, in each case, however, other than payments due more than six months after the completion of such activity under such contract;
(4) all obligations under or in respect of currency exchange contracts, oil, gas or other hydrocarbon price hedging arrangements and Interest Rate Agreements of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time), in each case, after giving effect to netting;
(5) all Capital Lease Obligations of such Person;
(6) the Attributable Indebtedness related to any Sale Leaseback Transaction;
(7) all Indebtedness referred to in clauses (1) through (6) above of other Persons and all dividends of other Persons, to the extent the payment of such Indebtedness or dividends is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, but any such secured Indebtedness will be limited in amount to an amount not to exceed the lesser of the amount of such Person’s Indebtedness or the Fair Market Value of such property;
(8) all Guaranteed Debt of such Person;
(9) all Disqualified Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends;

(10) Preferred Stock of any Restricted Subsidiary of the Company or any Guarantor valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends;
(11) with respect to any Production Payment and Reserve Sales, any warranties or guarantees of production or payment by such Person with respect to such Production Payment and Reserve Sales but excluding other contractual obligations of such Person with respect to such Production Payment and Reserve Sales; and
(12) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (1) through (11) above.
For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if it were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock or Preferred Stock, as the case may be, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock or Preferred Stock, as the case may be. Subject to clause (11) of the preceding paragraph, Production Payments and Reserve Sales shall not be deemed to be Indebtedness.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Notes, according to the respective terms thereof.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Guarantor” means Banner Pipeline Company, L.L.C., the Company’s sole direct or indirect Subsidiary as of the Issue Date.
“Initial Issue Date” means September 23, 2009, the date of original issuance of the Company’s 8.25% Senior Notes due 2019 pursuant to the indenture dated as of September 23, 2009 (the “ 2009 Indenture ”) among the Company, the Initial Guarantor and the Trustee, as the same may be amended.

“Initial Notes” has the meaning stated in the second paragraph of this Indenture and means Notes other than any Exchange Notes and Additional Notes issued under this Indenture.
“Initial Purchasers” means (i) Banc of America Securities LLC, RBS Securities Inc., J.P. Morgan Securities Inc., BBVA Securities Inc., BNP Paribas Securities Corp., Mitsubishi UFJ Securities (USA), Inc., Wells Fargo Securities, LLC, Capital One Southcoast, Inc., TD Securities (USA) LLC and U.S. Bancorp Investments, Inc., as initial purchasers under the Purchase Agreement dated March 30, 2010, among the Company, the Initial Guarantor and Banc of America Securities LLC, RBS Securities Inc. and J.P. Morgan Securities Inc., as representatives of the Initial Purchasers and (ii) with respect to any Additional Notes issued subsequent to the Issue Date, any one or more investment banks acting as an initial purchaser in connection with the issuance and sale of such Additional Notes.
“Interest Payment Date” has the meaning stated in Exhibits A-1 and A-2 hereto.
“Interest Rate Agreements” means one or more interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and other types of interest rate hedging agreements from time to time entered into with one or more financial institutions.
“Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investment” shall exclude direct or indirect (i) advances or extensions of credit to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company’s or any Restricted Subsidiary’s balance sheet, (ii) endorsements for collection or deposit arising in the ordinary course of business and (iii) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company or such Restricted Subsidiary will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s interest in such Subsidiary that were not sold or disposed of in an amount determined for a Restricted Payment as provided in Section 4.08(a).
“Investment Grade Rating” means BBB- or above, in the case of S&P (or its equivalent under any successor rating categories of S&P), Baa3 or above, in the case of Moody’s (or its equivalent under any successor rating categories of Moody’s), and the equivalent in respect of the rating categories of any Rating Agencies substituted for S&P or Moody’s.

“Issue Date” means the earliest original issue date of the Initial Notes under this Indenture.
“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with an Exchange Offer.
“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, hypothecation, claim, preference, priority or other encumbrance for security purposes upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement. References herein to Liens allowed to exist upon any particular item of Property shall also be deemed (whether or not stated specifically) to allow Liens to exist upon any accessions, improvements or additions to such property, upon any contractual rights relating primarily to such Property, and upon any proceeds of such Property or of such accessions, improvements, additions or contractual rights.
“Liquid Securities” means securities (i) of an issuer that is not an Affiliate of the Company, (ii) that are publicly traded on the New York Stock Exchange, the NYSE Amex, the Nasdaq Stock Market or any successor to any such exchange or market and (iii) as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting the requirements of clauses (i), (ii) and (iii) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (a) the date on which such securities are sold or exchanged for cash or Cash Equivalents and (b) 360 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Cash Equivalents within 360 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with Section 4.11, such securities shall be deemed not to have been Liquid Securities at any time.
“Maturity” means, when used with respect to the Notes, the date on which the principal or purchase or redemption price of the Notes becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Asset Sale Purchase Date, the Change of Control Purchase Date or the redemption date and whether by declaration of acceleration, Prepayment Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. (or any successor to the rating agency business thereof).
“Net Available Cash” from an Asset Sale or Sale Leaseback Transaction means cash proceeds received therefrom (including (i) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, or upon sale or disposition of any non-cash consideration received in such Asset Sale or Sale Leaseback Transaction, but only as and when received and (ii) the Fair Market Value of Liquid Securities and Cash Equivalents, and excluding (x) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the assets or property that is the subject of such Asset Sale or Sale Leaseback Transaction and (y) except to the extent subsequently converted to cash, Cash Equivalents or Liquid Securities within 360 days after such Asset Sale or Sale Leaseback Transaction, consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (i) and (ii)), in each case net of:
(a) all legal, accounting, investment banking, brokers, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale or Sale Leaseback Transaction;
(b) all payments made on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with or in anticipation of such Asset Sale or Sale Leaseback Transaction) which is secured by any assets subject to such Asset Sale or Sale Leaseback Transaction, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or Sale Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale Leaseback Transaction; provided that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder;
(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale or Sale Leaseback Transaction;
(d) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale or Sale Leaseback Transaction and retained by the Company or any Restricted Subsidiary after such Asset Sale or Sale Leaseback Transaction; and
(e) all relocation expenses incurred as a result thereof and all related severance and associated costs, expenses and charges of personnel related to sold assets and related operations;

provided, however, that if any consideration for an Asset Sale or Sale Leaseback Transaction (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to such Person or its Restricted Subsidiaries from escrow.
“Net Cash Proceeds” means with respect to any issuance or sale of Capital Stock, or debt securities or Capital Stock that has been converted into or exchanged for Capital Stock as provided under Section 4.08, the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
“Net Working Capital” means the sum of (i) all current assets of the Company and its Restricted Subsidiaries plus (ii) the amount of borrowings available to be incurred under the Senior Credit Agreement, less all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case (other than in respect of the amount referred to in the preceding clause (ii)) as set forth in Consolidated financial statements of the Company prepared in accordance with GAAP, provided, however, that all of the following shall be excluded in the calculation of Net Working Capital: (a) current assets or liabilities relating to the mark-to-market value of Interest Rate Agreements and hedging arrangements constituting Permitted Debt, (b) any current assets or liabilities relating to non-cash charges arising from any grant of Capital Stock, options to acquire Capital Stock, or other equity based awards, and (c) any current assets or liabilities relating to non-cash charges or accruals for future abandonment liabilities.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Notes” has the meaning stated in the second paragraph of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. For all purposes of this Indenture: (a) the term “Notes” shall include all Additional Notes issued hereunder and any Exchange Notes to be issued and exchanged for any Notes pursuant to an applicable Registration Rights Agreement and this Indenture; and(b) (i) all Exchange Notes that are issued and exchanged for the Initial Notes and (ii) all Additional Notes issued hereunder and Exchange Notes that are issued and exchanged for such Additional Notes, shall be treated as a single class.
“Obligations” means, in respect to a reference Indebtedness, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness.

“Offering Memorandum” means the final Offering Memorandum, dated March 30, 2010 relating to the Initial Notes.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person or in the case of a Person that is a partnership that has no such officers, any such officer of a general partner of such Person.
“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company in relation to any Officers’ Certificate delivered pursuant to Section 4.04(a), that meets the requirements of Section 12.05.
“Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting hydrocarbons and carbon dioxide and other related energy businesses, including contract drilling and other oilfield services.
“Oil and Gas Liens” means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for “development” shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided , however , in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; (iv) Liens arising in connection with Production Payments and Reserve Sales; and (v) Liens on pipelines or pipeline facilities that arise by operation of law.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 12.05. Except as otherwise provided in this Indenture, the counsel may be an employee of, or counsel to, the Company, any Subsidiary of the Company or the Trustee.
“Pari Passu Indebtedness” means any Indebtedness of the Company or a Guarantor that is pari passu in right of payment to the Notes or a Guarantee, as the case may be.
“Pari Passu Offer” means an offer by the Company or a Guarantor to purchase all or a portion of Pari Passu Indebtedness to the extent required by this Indenture or other agreement or instrument pursuant to which such Pari Passu Indebtedness was issued or incurred.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).
“Permitted Business” means the Oil and Gas Business.
“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, a Permitted Business as a means of actively engaging therein through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Permitted Business jointly with third parties, including (i) ownership interests in oil and gas properties or gathering, transportation, processing, storage, terminalling, or related systems and (ii) Investments and expenditures in the form of, or pursuant to, operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, agreements for the transportation or exchange of oil, natural gas and other hydrocarbons, development agreements, area of mutual interest agreements, production sharing agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited) and other similar agreements (including for limited liability companies) with third parties (including Unrestricted Subsidiaries) in compliance with Section 4.09, excluding, however, Investments in corporations other than Restricted Subsidiaries.
“Permitted Investment” means:
(1) Investments (i) in the Company, (ii) in any Restricted Subsidiary or (iii) in any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;
(2) Indebtedness of the Company or a Restricted Subsidiary described under clauses (4), (5) and (6) of paragraph (b) of Section 4.07;

(3) Investments in any of the Notes;
(4) Cash Equivalents;
(5) Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments;
(6) any security or other Investments received or Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11;
(7) Investments in existence on the Issue Date;
(8) Investments acquired in exchange for the issuance of Capital Stock of the Company (other than Disqualified Stock of the Company);
(9) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;
(10) relocation allowances for, and advances and loans to, employees, officers and directors (including, without limitation, loans and advances the net cash proceeds of which are used solely to purchase Capital Stock of the Company in connection with restricted stock or employee stock purchase plans, or to exercise stock received pursuant thereto or other incentive plans in a principal amount not to exceed the aggregate exercise or purchase price), or loans to refinance principal and accrued interest or any such loans; provided that the aggregate outstanding principal amount of such loans, advances and allowances shall not exceed at any time $5.0 million;
(11) any Investments (i) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business and (ii) received in settlement or compromise of receivables or other obligations that were obtained in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy, workout or insolvency of any trade creditor or customer;
(12) other Investments in the aggregate amount outstanding at any one time of up to the greater of (x) $50.0 million and (y) 3.0% of Adjusted Consolidated Net Tangible Assets; and
(13) guarantees received with respect to any Permitted Investment listed above.
In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment, without regard to subsequent changes in value.

“Permitted Lien” means:
(1) any Lien existing as of the Issue Date securing Indebtedness existing on the Issue Date and not otherwise referred to in this definition; provided, however, that in the event all the conditions described in Section 4.21 shall have been satisfied and the Company and its Restricted Subsidiaries shall no longer be subject to the provisions of this Indenture terminated in accordance with such provision, Liens securing Indebtedness under the Senior Credit Agreement shall no longer be deemed to be Permitted Liens by reason of this clause (1);
(2) any Lien with respect to the Senior Credit Agreement or any other Credit Facilities so long as the aggregate principal amount outstanding under the Senior Credit Agreement and all other Credit Facilities does not exceed the principal amount which could be borrowed under clause (1) of paragraph (b) of Section 4.07;
(3) any Lien securing the Notes and the Guarantees and other obligations arising under this Indenture;
(4) any Lien in favor of the Company or a Restricted Subsidiary;
(5) any Lien arising by reason of:
(A) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
(B) taxes, assessments or governmental charges or claims that are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;
(C) security made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security;
(D) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of Indebtedness);
(E) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business;
(F) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;
(G) operation of law or contract in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees, suppliers and similar persons, incurred in the ordinary course of business for sums which are not yet delinquent for more than 30 days or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;
(H) Indebtedness or other obligations of a Wholly Owned Restricted Subsidiary owing to the Company or another Wholly Owned Restricted Subsidiary of the Company; or
(I) normal depository arrangements with banks;
(6) any Lien securing Acquired Debt created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary; provided that such Lien only secures the assets acquired in connection with the transaction pursuant to which the Acquired Debt became an obligation of the Company or a Restricted Subsidiary;
(7) any Lien to secure performance bids, leases (including, without limitation, statutory and common law landlord’s liens), statutory obligations, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Subsidiary and not securing or supporting Indebtedness, and any Lien to secure statutory or appeal bonds;
(8) any Lien securing Indebtedness permitted to be incurred pursuant to clause (6) or clause (9) of paragraph (b) of Section 4.07, so long as none of such Indebtedness constitutes debt for borrowed money;
(9) any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred in accordance with this Indenture (pursuant to clause (7) or (8) of paragraph (b) of Section 4.07) and which is incurred or assumed to finance the acquisition, development or construction of real or personal, moveable or immovable property; provided that such Lien only extends to such acquired, developed or constructed property, such Lien secures Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto, the incurrence of such Indebtedness is permitted by Section 4.07 and such Lien is incurred not more than 90 days after the later of the acquisition or completion of development or construction of the property subject to such Lien;
(10) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;
(11)(A) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary or such merger or consolidation; provided further , that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary and assets fixed or appurtenant thereto; and (B) Liens on property, assets or shares of capital stock existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition and do not extend to any property other than the property so acquired;
(12) Oil and Gas Liens which are not incurred in connection with the borrowing of money;
(13) Liens on the Capital Stock of any Unrestricted Subsidiary to the extent securing Unrestricted Subsidiary Indebtedness;
(14) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (13) so long as no additional collateral is granted as security thereby; and
(15) in addition to the items referred to in clauses (1) through (14) above, Liens of the Company and its Restricted Subsidiaries to secure Indebtedness in an aggregate amount at any time outstanding which does not exceed the greater of $50.0 million and 3.0% of Adjusted Consolidated Net Tangible Assets as most recently determined at such time.
“Permitted MLP Securities” means equity securities (including incentive distribution rights) of a master limited partnership (or limited liability company or similar business entity with pass-through treatment for U.S. Federal income tax purposes) that has a class of equity securities traded on the New York Stock Exchange, the NYSE Amex, the Nasdaq Stock Market or any successor to any such exchange or market, provided that such master limited partnership (or other entity) is an Affiliate of the Company.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, extend, substitute, defease, refund, refinance or replace (“ refinance ”) other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being refinanced (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);
(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced;
(3) if the Indebtedness being refinanced is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being refinanced; and
(4) such Indebtedness is incurred by the Company or such Indebtedness is incurred by the Restricted Subsidiary that is the primary obligor on the Indebtedness being refinanced.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.
“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.
“Private Placement Legend” means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Production Facility or Pipeline Assets” means (i) assets used primarily for production gathering, transmission, transportation, storage, processing or treatment of natural gas, natural gas liquids or other hydrocarbons or carbon dioxide and (ii) equity interests of any Person that has no substantial assets other than assets referred to in clause (i).

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.
“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such properties, production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary.
“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).
“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company or any Restricted Subsidiary and any additions and accessions thereto, which are purchased or constructed by the Company or any Restricted Subsidiary at any time after the Issue Date; provided that:
(1) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired (together with any additions, accessions, and other related assets referred to in the last sentence of the definition of “Lien”);
(2) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions, improvements, and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness; and

(3)(A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or the applicable Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired (together with any additions, accessions, and other related assets referred to in the last sentence of the definition of “Lien”).
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Disqualified Stock.
“Rating Agencies” means (a) S&P and Moody’s or (b) if S&P or Moody’s or both of them are not making ratings of the Notes publicly available, a nationally recognized U.S. rating agency or agencies, as the cases may be, selected by the Company, which will be substituted for S&P or Moody’s or both, as the case may be.
“Registration Rights Agreement” means (i) the Registration Rights Agreement among the Company, the Initial Guarantor and Banc of America Securities LLC, RBS Securities Inc. and J.P. Morgan Securities Inc., as representative of the Initial Purchasers named therein, dated as of April 5, 2010, relating to the Initial Notes, and (ii) with respect to any Additional Notes issued subsequent to the Issue Date, any registration rights agreement entered into for the benefit of the holders of such Additional Notes, if any.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.
“Regulation S Permanent Global Note” means a permanent global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to either (i) the outstanding principal amount of any Regulation S Temporary Global Note upon expiration of the Restricted Period or (ii), if no Regulation S Temporary Global Note is issued, the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
“Regulation S Temporary Global Note” means a temporary global Note in the form of Exhibit A-2 hereto bearing the Global Note Legend, the Private Placement Legend and the Temporary Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Period” means the 40-day distribution compliance period, as defined in Rule 902(f) of Regulation S.
“Restricted Subsidiary” of any Person means any Subsidiary of the Person that is not an Unrestricted Subsidiary.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (or any successor to the rating agency business thereof).
“Sale Leaseback Transaction” means, with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any principal property, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such Person.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
“Senior Credit Agreement” means that certain Sixth Amended and Restated Credit Agreement among Union Bank, N.A., Guaranty Bank, FSB, Fortis Capital Corp., The Royal Bank of Scotland plc, other financial institutions and banks and the Company dated April 12, 2006, as such agreement, in whole or in part, in one or more instances, has been or hereafter may be amended, renewed, extended, increased, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, increases, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

“Shelf Registration Statement” means a Shelf Registration Statement that may be filed pursuant to a Registration Rights Agreement.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission as in effect on the Issue Date.
“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.
“Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Notes or a Guarantee, as the case may be.
“Subsidiary” of a Person means:
(1) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof; or
(2) any limited partnership of which such Person or any Subsidiary of such Person is a general partner; or
(3) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.
“Successor Parent” with respect to any Person means any other Person more than 50% of the total outstanding Voting Stock of which (measured by voting power rather than the number of shares) is, at the time the first Person becomes a Subsidiary of such other Person, Beneficially Owned by one or more Persons that Beneficially Owned more than 50% of the total outstanding Voting Stock of the first Person (measured by voting power rather than the number of shares) immediately prior to the first Person becoming a Subsidiary of such other Person.
“Temporary Regulation S Legend” means the legend set forth in Section 2.07(g)(iii) hereof, which is required to be placed on any Regulation S Temporary Global Note.
“Trade Accounts Payable” means accounts payable or other obligations of the Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 1, 2015; provided, however , that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to October 1, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (a) calculate the Treasury Rate as of the second business day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, or any successor statute.
“Trustee” means Wilmington Trust FSB (a federal savings bank) until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the “ Schedule of Exchanges of Interests in the Global Note ” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary or its nominee, representing a series of Notes that do not bear the Private Placement Legend.
“Unrestricted Subsidiary” means (i) any Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with Section 4.17, and (ii) any Subsidiary of an Unrestricted Subsidiary, when it shall become such a Subsidiary.
“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary:
(1) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate of the

Company, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary; and
(2) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;
provided that notwithstanding the foregoing, any Unrestricted Subsidiary may guarantee the Notes or any Credit Facility.
“U.S. Government Obligations” means (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.
“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
“Volumetric Production Payment” means a production payment that is recorded as a sale in accordance with GAAP, whether or not the sale price must be recorded as deferred revenue, together with all undertakings and obligations in connection therewith.
“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment and (b) the amount of each such principal payment by (2) the sum of all such principal payments.
“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or one or more other Wholly Owned Restricted Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary of the Company).
Section 1.02. Other Definitions.

Term	Defined in
Act	Section 12.14
Asset Sale Purchase Date	Section 4.11
Authentication Order	Section 2.02
Change of Control Offer	Section 4.19
Change of Control Purchase Date	Section 4.19
Change of Control Purchase Notice	Section 4.19
Change of Control Purchase Price	Section 4.19
Covenant Defeasance	Section 8.03
Designation	Section 4.17
Designation Amount	Section 4.17
DTC	Section 2.01
Event of Default	Section 6.01
Excess Proceeds	Section 4.11
Funds in Trust	Section 8.04
IAI	Section 2.01
incur	Section 4.07
Institutional Accredited Investor Global Note	Section 2.01
Legal Defeasance	Section 8.02
Paying Agent	Section 2.04
Permitted Debt	Section 4.07
Permitted Payment	Section 4.08
Prepayment Offer	Section 4.11
Prepayment Offer Notice	Section 4.11
Prepayment Offer Price	Section 4.11
Purchase Money Security Agreement	Section 1.01
Registrar	Section 2.04
Related Proceedings	Section 12.09
Restricted Payments	Section 4.08
Revocation	Section 4.17
Specified Courts	Section 12.09
Surviving Entity	Section 5.01
Surviving Guarantor Entity	Section 5.01

Section 1.03. Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.
Section 1.04. Rules of Construction.
Unless the context otherwise requires:
(i) a term has the meaning assigned to it;
(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(iii) words in the singular include the plural, and in the plural include the singular;
(iv) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;
(v) all references herein to “interest” include Additional Interest;
(vi) “or” is not exclusive, and “including” means “including without limitation”, “including but not limited to” or words of similar import; and
(vii) the words “herein”, “hereof” and “hereunder” and words of similar import shall be construed to refer to this Indenture in its entirety and not to any particular provision.
ARTICLE TWO
THE NOTES
Section 2.01. Form And Dating.
(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1 or A-2 attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered, global form without interest coupons and only shall be in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, any Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A-1 or A-2 attached hereto (including the Global Note Legend thereon and the “ Schedule of Exchanges of Interests in the Global Note ” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend thereon and without the “ Schedule of Exchanges of Interests in the Global Note ” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, as Custodian, in accordance with instructions given by the Holder thereof as required by Section 2.07.
(c) Temporary Global Notes. To the extent required by Regulation S, Additional Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for The Depository Trust Company (“DTC”), and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of an Officers’ Certificate from the Company certifying that the Restricted Period may be terminated in accordance with Regulation S and that beneficial interests in the Regulation S Temporary Global Note are permitted to be exchanged for beneficial interests in Regulation S Permanent Global Notes. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian, in connection with transfers of interest as hereinafter provided.
(d) Institutional Accredited Investor Global Notes. Notes resold after an initial resale thereof to QIBs in reliance on Rule 144A or an initial resale thereof in reliance on Regulation S to “institutional accredited investors” (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs (“ IAIs ”) in the United States of America in accordance with the procedures described herein will be initially issued in the form of a permanent global Note (an “ Institutional Accredited

Investor Global Note”) deposited with the Trustee, as Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. An Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of an Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian, as hereinafter provided.
(e) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Cedel Bank” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.
(f) Additional Notes. Notwithstanding anything else herein, with respect to any Additional Notes issued subsequent to the date of this Indenture, when the context requires, (1) all references in Article Two herein and elsewhere in this Indenture to a Registration Rights Agreement shall be to the registration rights agreement entered into with respect to such Additional Notes, (2) any references in this Indenture to the Exchange Offer, Exchange Offer Registration Statement, Shelf Registration Statement, Initial Purchasers, and any other term related thereto shall be to such terms as they are defined in such Registration Rights Agreement entered into with respect to such Additional Notes, (3) all time periods described in the Notes with respect to the registration of such Additional Notes shall be as provided in such Registration Rights Agreement entered into with respect to such Additional Notes, (4) any Additional Interest, if set forth in such Registration Rights Agreement, may be paid to the Holders of the Additional Notes immediately prior to the making or the consummation of the Exchange Offer regardless of any other provisions regarding record dates herein and (5) all provisions of this Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to become fungible and interchangeable with the Initial Notes originally issued under this Indenture (and Exchange Notes issued in exchange therefor). Indebtedness represented by Additional Notes shall be subject to the covenants contained in this Indenture.
Section 2.02. Execution and Authentication.
(a) One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.
(b) The Trustee shall, upon a written order of the Company signed by an Officer of the Company (an “Authentication Order”) delivered to the Trustee from time to time, authenticate and deliver Notes for original issue without limit as to the aggregate principal amount thereof, subject to compliance with Section 4.07, of which $200.0 million will be issued on the date of this Indenture.

(c) Upon receipt of an Authentication Order, the Trustee shall authenticate for original issue Exchange Notes in exchange for Initial Notes in an aggregate principal amount not to exceed $200.0 million or Exchange Notes in exchange for Additional Notes; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes issued on the date hereof or Additional Notes, as the case may be, of a like aggregate principal amount in accordance with an Exchange Offer pursuant to an applicable Registration Rights Agreement.
(d) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
(e) A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
(f) The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.
(g) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
Section 2.03. Methods of Receiving Payments on the Notes.
If a Holder of Notes has given wire transfer instructions to the Company at least 10 Business Days before payment is due, the Company shall pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Payments of interest to the Trustee as Paying Agent, if the Trustee then acts as Paying Agent, with respect to any Interest Payment Date (as defined in the Notes) shall be made by the Company in immediately available funds for receipt by the Trustee no later than 1:00 p.m. New York Time on such Interest Payment Date.
Section 2.04. Registrar and Paying Agent.
(a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“ Registrar ”) and an office or agency where Notes may be presented for payment (“ Paying Agent ”) which initially will be the office of the Trustee located at 301 W. 11th Street, Wilmington, Delaware 19801. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “ Registrar ” includes any co-registrar and the term “ Paying Agent ” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
(b) The Company initially appoints DTC to act as Depositary with respect to the Global Notes.
(c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent.
Section 2.05. Paying Agent to Hold Money in Trust.
The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal or premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.
Section 2.06. Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).
Section 2.07. Transfer and Exchange.
(a) Transfer and Exchange of Global Notes. A Global Note may be transferred, as a whole and not in part, by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within

90 days after the date of such notice from the Depositary or (ii) the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Notes shall be so exchangeable. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07; however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07 (b), (c) or (f) hereof.
(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)(A) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may only be made as set forth in Section 2.07(b)(i)(B) below. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).
(B) The following provisions shall apply with respect to any proposed transfer of a beneficial interest in a Regulation S Global Note or any Definitive Note issued in exchange therefor prior to the expiration of the Restricted Period:
(i) a transfer thereof to a QIB shall be made upon the representation of the transferee, in the form of a certificate in the form of Exhibit B-1 hereto, including the certifications in item (1) thereof, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;
(ii) a transfer thereof to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit B-2 hereto from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and
(iii) a transfer thereof to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit B-1 hereto, including the certifications in item (2) thereof from the transferor and, if requested by the Company or the Trustee, delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.
After the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note or Definitive Securities issued in exchange therefor may be transferred without requiring certification set forth in Exhibits B-1 and B-2 or any additional certification.
(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in the Global Notes that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) if permitted under Section 2.07(a) hereof, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the

Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(h) hereof.
(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:
(A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof; or
(B) if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or Regulation S Permanent Global Note, as the case may be, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (2) thereof.
(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:
(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;
(C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or
(D) the Registrar receives the following:
(1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item (4) thereof;
and, in each such case set forth in clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.
(v) Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.07(a) hereof, if any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (1) thereof;
(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction (as defined in Section 902(h) of Regulation S) in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (2) thereof;
(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(a) thereof;
(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(b) thereof;
(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(c) thereof; or
(G) if such beneficial interest is transferred to an IAI, a certificate to the effect set forth in Exhibit B-2 hereto from the proposed transferee and, if requested by the Company or Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.07(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.07(a) hereof, a Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;
(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;
(C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or
(D) the Registrar receives the following:
(1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of any of the conditions of any of the clauses of this Section 2.07(c)(iii), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Definitive Note that does not bear the Private Placement Legend in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.07(h), the aggregate principal amount of the applicable Restricted Global Note.
(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (1) thereof;
(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (2) thereof;
(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(a) thereof;
(E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(b) thereof;
(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(c) thereof; or
(G) if such beneficial interest is transferred to an IAI, a certificate to the effect set forth in Exhibit B-2 hereto from the proposed transferee and, if requested by the Company or Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.
(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;
(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;
(C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or
(D) the Registrar receives the following:
(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this clause (E), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount the aggregate principal amount of one of the Unrestricted Global Notes pursuant to Section 2.07(i) hereof;
(iv) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.
(v) Issuance of Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).
(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A) if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (1) thereof;

(B) if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (2) thereof; and
(C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:
(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;
(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;
(C) any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or
(D) the Registrar receives the following:
(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (E), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the clauses of this Section 2.07(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the Holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such Holder.
(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with an applicable Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the applicable Restricted Global Notes (1) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (2) accepted for exchange in such Exchange Offer and (B) Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate aggregate principal amount. Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of securities under this Indenture.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(i) Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (IN THE CASE OF RULE 144A SECURITIES) OR 40 DAYS (IN THE CASE OF REGULATION S SECURITIES) AFTER THE LATER OF THE ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR

OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER PURSUANT TO CLAUSE (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION, AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER OR THE ISSUER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.
Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) (and any note not required by law to have such a legend), shall not bear the Private Placement Legend.
In addition, the foregoing legend may be adjusted for future issuances in accordance with applicable law.
(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR

CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
(iii) Regulation S Temporary Global Note Legend. Any Regulation S Temporary Global Note shall bear a legend in substantially the following form:
THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).
(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(i) General Provisions Relating to Transfers and Exchanges.
(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.
(ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.11, 4.19 and 9.05).
(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.
(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.
(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail or delivery service.
Section 2.08. Replacement Notes.
(a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for their expenses in replacing a Note. If, after the delivery of such replacement Note, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company, the Trustee and any Agent in connection therewith.

(b) Subject to the provisions of the final sentence of the preceding paragraph, every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.09. Outstanding Notes.
(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Indenture, and those described in this Section as not outstanding. Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
(b) If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
(c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
(d) If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of the foregoing) holds as of 1:00 p.m. New York Time, on a redemption date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.10. Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.
Section 2.11. Temporary Notes.
(a) Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.
(b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12. Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.
Section 2.13. Defaulted Interest.
If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on the record date for the interest payment or a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.14. CUSIP Numbers.
The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.
Section 2.15. Additional Interest.
If Additional Interest is payable by the Company pursuant to an applicable Registration Rights Agreement and paragraph 1 of the Notes, no later than 15 days prior to the proposed payment date for such Additional Interest, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01 hereof. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the details of such payment.

Section 2.16. Issuance of Additional Notes.
(a) The Company shall be entitled, subject to its compliance with Section 4.07, to issue Additional Notes under this Indenture.
(b) With respect to any Additional Notes, the Company shall set forth in the related Authentication Order the following information:
(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
(ii) the issue date and the CUSIP and/or ISIN number of such Additional Notes; and
(iii) whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.07 hereof relating to Restricted Global Notes and Restricted Definitive Notes.
ARTICLE THREE
REDEMPTION AND PREPAYMENT
Section 3.01. Notice to Trustee.
If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 10 days (unless the Trustee consents to a shorter period) before giving a notice of redemption pursuant to Section 3.03, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price, if then determined and otherwise the method of its determination.
Section 3.02. Selection of Notes to Be Redeemed.
(a) If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and reasonable (subject to the procedures of DTC or any other Depositary). In the case of a redemption of the Notes pursuant to Section 3.07(b), the Trustee shall select the Notes to be redeemed on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other Depositary). In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, prior to giving a notice of such redemption by the Trustee from the outstanding Notes not previously called for redemption.

(b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $1,000 or less shall be redeemed in part. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
Section 3.03. Notice of Redemption.
(a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address and send a copy to the Trustee at the same time.
The notice shall identify the Notes (including CUSIP or ISIN number(s)) to be redeemed and shall state:
(i) the redemption date;
(ii) the redemption price, if then determined and otherwise the method of its determination;
(iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;
(iv) the name and address of the Paying Agent;
(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;
(vi) that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;
(vii) the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
(viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

(b) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however , that the Company shall have delivered to the Trustee, as provided in Section 3.01, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.
Section 3.04. Effect of Notice of Redemption.
Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional other than in the case of a Change of Control Offer pursuant to Section 4.19.
Section 3.05. Deposit of Redemption Price.
(a) Prior to 1:00 p.m. New York Time on the Business Day that is the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.
(b) If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.
Section 3.06. Notes Redeemed in Part.
Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $1,000 or less shall be redeemed in part.
Section 3.07. Optional Redemption.
(a) On or after October 1, 2015, the Company may redeem, at any time, all or, from time to time, a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $1,000 or whole multiples of $1,000 in excess thereof at the following redemption prices (expressed as percentages of the principal amount), set forth below plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date), if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year	Redemption Price
2015	103.688%
2016	102.458%
2017	101.229%
2018 and thereafter	100.000%
(b) In addition, at any time and from time to time prior to October 1, 2013, the Company may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under this Indenture (including the principal amount of any Additional Notes issued under this Indenture) at a redemption price equal to 107.375% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date); provided that this redemption provision shall not be applicable with respect to any transaction that results in a Change of Control. At least 65% of the aggregate principal amount of Notes (including the principal amount of any Additional Notes issued under this Indenture) must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must mail a notice of redemption no later than 60 days after the closing of the related Equity Offering and must complete such redemption within 90 days of the closing of the Equity Offering.
(c) At any time prior to October 1, 2015, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date.
(d) The Company may also redeem all of the Notes as provided in Section 4.19(i).
(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.
Section 3.08. Mandatory Redemption.
The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09. Application of Trust Money.
All money deposited with the Trustee pursuant to Section 3.05 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
ARTICLE FOUR
COVENANTS
Section 4.01. Payment of Notes.
(a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 1:00 p.m. New York Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest on the Notes then due. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. The Company shall pay Additional Interest, if any, on the dates of its choosing in the amounts and in the manner set forth in the Registration Rights Agreement.
(b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 4.02. Maintenance of Office or Agency.
(a) The Company shall maintain an office or agency (which may be an office of the Trustee or an agent of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 of this Indenture.
Section 4.03. Reports.
(a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall file with the Commission and furnish to the Holders of Notes all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual consolidated financial statements only, a report thereon by the Company’s independent auditors.
(b) For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(c) The Company shall be deemed to have furnished such reports to the Trustee and the Holders of Notes if it has filed such reports with the Commission using the EDGAR filing system and such reports are publicly available.
Section 4.04. Compliance Certificate.
(a) The Company shall deliver to the Trustee, on or before a date not more than 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the material terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto). To the extent required under the TIA, each Guarantor shall also deliver to the Trustee an Officers’ Certificate meeting the requirement of this paragraph (a) with respect to such Guarantor.
(b) The Company shall, so long as any of the Notes are outstanding, notify the Trustee on or before the thirtieth day after it has knowledge of the occurrence and continuance of any Default and on or promptly thereafter, deliver to the Trustee an Officers’ Certificate specifying such Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. Taxes.
The Company shall pay, and shall cause each of its Significant Subsidiaries to pay, prior to delinquency, any material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole.
Section 4.06. Stay, Extension and Usury Laws.
The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07. Incurrence of Indebtedness and Issuance of Disqualified Stock.
(a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “ incur ”), any Indebtedness (including any Acquired Debt and the issuance of Disqualified Stock), unless such Indebtedness is incurred by the Company or any Guarantor and, in each case, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recently-ended four full fiscal quarters for which internal financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.25:1.
(b) Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the “ Permitted Debt ”):
(1) Indebtedness of the Company or any Guarantors (whether as borrowers or guarantors) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the greater of (x) $1,000.0 million and (y) the sum of $650.0 million and 25.0% of Adjusted Consolidated Net Tangible Assets;
(2) Indebtedness of the Company or any Guarantor pursuant to the Notes (excluding any Additional Notes) and any Guarantee of the Notes;

(3) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date, and not otherwise referred to in this Section 4.07(b);
(4) intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);
(5) guarantees of any Indebtedness of the Company or any of its Restricted Subsidiaries which is permitted to be incurred under this Indenture;
(6) Indebtedness of the Company or any Restricted Subsidiary that constitutes (a) obligations pursuant to Interest Rate Agreements, but only to the extent such obligations do not, on a net basis, exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Agreements; (b) obligations under currency exchange contracts and related hedging arrangements entered into in the ordinary course of business, and (c) obligations pursuant to hedging arrangements (including, without limitation, swaps, caps, floors, collars, options and similar agreements) entered into in the ordinary course of business for the purpose of mitigating against risks encountered in a Permitted Business;
(7) Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations (whether or not incurred pursuant to sale and leaseback transactions) or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition, construction, improvement or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing, refinancing, renewing, defeasing or refunding all or any part of the purchase price or cost of acquisition, construction, improvement or development of property used in the business of the Company or its Subsidiaries; provided that the aggregate principal amount incurred by the Company or any Restricted Subsidiary pursuant to this clause (7) outstanding at any time shall not exceed the greater of (x) $25.0 million and (y) 1.5% of Adjusted Consolidated Net Tangible Assets; provided further that the principal amount of any Indebtedness permitted under this clause (7) did not in each case at the time of incurrence exceed the Fair Market Value, as determined in accordance with the definition of such term, of the acquired or constructed asset or improvement so financed;

(8) Indebtedness of the Company or any Restricted Subsidiary under (a) one or more standby letters of credit issued by or for the account of the Company or a Restricted Subsidiary in the ordinary course of business and (b) other letters of credit, surety, bid, performance, appeal or similar bonds, bankers’ acceptances, completion guarantees or similar instruments; provided that, in each case contemplated by this clause (8), upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 60 days following such drawing; provided , further , that with respect to clauses (a) and (b), such Indebtedness is not in connection with the borrowing of money or the obtaining of advances or credit;
(9) Indebtedness of the Company or any Restricted Subsidiary with respect to obligations relating to oil or gas balancing positions arising in the ordinary course of business;
(10) Indebtedness of the Company to the extent the net proceeds thereof are promptly deposited to defease or satisfy the Notes pursuant to Article Eight or Article Eleven;
(11) Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification or purchase price adjustment obligations or similar obligations, earn-outs or other similar obligations or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary or a Person that, contemporaneously with such acquisition or disposition, becomes a Restricted Subsidiary;
(12) Permitted Refinancing Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to renew, extend, substitute, defease, refund, refinance or replace, any Indebtedness, including any Disqualified Stock, incurred pursuant to paragraph (a) of this Section 4.07 and clauses (2), (3), (12) and (13) of this Section 4.07(b);
(13) if the Company could incur $1.00 of additional Indebtedness pursuant to paragraph (a) of this Section 4.07 after giving effect to such incurrence, Acquired Debt; and
(14) Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (1) through (13) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness outstanding at any one time in the aggregate shall not exceed the greater of (x) $50.0 million and (y) 3.0% of Adjusted Consolidated Net Tangible Assets.
(c) For purposes of determining compliance with this Section 4.07, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this Section 4.07, the Company in its sole discretion may, at any time, classify or, from time to time, reclassify all or any portion of such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types (or to divide such Indebtedness between two or more of such types); provided that Indebtedness under a Credit Facility which was incurred on or prior to, and outstanding on (after giving effect to the application of proceeds of Notes), the Issue Date, and any renewals, extensions, substitutions, refundings, refinancings or replacements thereof, shall be deemed to have been incurred pursuant to clause (1) of paragraph (b) of this Section 4.07 rather than paragraph (a) of this Section 4.07.
(d) Indebtedness permitted by this Section 4.07 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.07 permitting such Indebtedness.
(e) Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the accretion or payment of dividends on any Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.07; provided , in each such case, that the amount thereof as accrued shall be included as required in the calculation of the Consolidated Fixed Charge Coverage Ratio of the Company.
(f) For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.
(g) If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred pursuant to such Indebtedness and such letter of credit shall be equal to the greater of (x) the principal of the Indebtedness so secured by such letter of credit and (y) the amount that may be drawn under such letter of credit.
(h) The amount of Indebtedness issued at a price less than the amount of the liability thereof shall be determined in accordance with GAAP.
Section 4.08. Restricted Payments.
(a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:
(1) pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely in shares of the Company’s Qualified Capital Stock);
(2) purchase, redeem, defease, retire or otherwise acquire for value the Company’s Capital Stock (including any options, warrants or other rights to acquire such Capital Stock);

(3) make any principal payment on, or purchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness, except a principal payment on, or a purchase, redemption, defeasance, retirement or other acquisition of such Subordinated Indebtedness within one year of final maturity thereof;
(4) pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Restricted Subsidiaries or any Guarantor or (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all holders of such Capital Stock of such Restricted Subsidiary); or
(5) make any Investment in any Person (other than any Permitted Investments);
(any of the foregoing actions described in clauses (1) through (5) above, other than any such action that is a Permitted Payment (as defined below), collectively, “ Restricted Payments ”), unless
(1) immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an “event of default” under the terms of the Senior Credit Agreement;
(2) immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) under paragraph (a) of Section 4.07; and
(3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments made after the Initial Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5) and (7) of paragraph (b) of this Section 4.08) and all Designation Amounts does not exceed the sum of:
(A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on July 1, 2009 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);
(B) the aggregate Net Cash Proceeds, or the Fair Market Value of property other than cash, received after the Initial Issue Date by the Company either (1) as capital contributions in the form of common equity to the Company or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise acquire Capital Stock or Subordinated Indebtedness as set forth below in clause (2) or (3) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);
(C) the aggregate Net Cash Proceeds received after the Initial Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);
(D) the aggregate Net Cash Proceeds received after the Initial Issue Date by the Company from the conversion or exchange, if any, of debt securities or Disqualified Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Disqualified Stock were issued after the Issue Date, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Disqualified Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);
(E)(a) in the case of the disposition of, or a reduction in, any Investment constituting a Restricted Payment (including any Investment in an Unrestricted Subsidiary) made after the Initial Issue Date, an amount (to the extent not included in Consolidated Net Income) equal to the amount received with respect to such Investment, less the cost of the disposition of such Investment and net of taxes, and
(b) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Initial Issue Date (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company’s interest in such Subsidiary at the time of such redesignation; and
(F) any amount which previously qualified as a Restricted Payment on account of any guarantee entered into by the Company or any Restricted Subsidiary after the Initial Issue Date; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

(b) Notwithstanding the foregoing, and in the case of clauses (2) through (6) and (8) of this Section 4.08(b), so long as no Default or Event of Default is then continuing or immediately after giving effect thereto would exist, the foregoing provisions shall not prohibit the following actions (each of clauses (1) through (8) being referred to as a “ Permitted Payment ”):
(1)(i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section 4.08 and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a “Permitted Payment” for purposes of the calculation required by paragraph (a) of this Section 4.08, and (ii) the payment of any dividends or distributions by the Company to the holders of its Disqualified Stock; provided that such Disqualified Stock is issued on or after the Issue Date in accordance with paragraph (a) of Section 4.07;
(2) the purchase, redemption, defeasance, retirement or other acquisition for value of any Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, any Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock shall be excluded from clause (3)(B) of paragraph (a) of this Section 4.08;
(3) the purchase, redemption, defeasance, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such Qualified Capital Stock shall be excluded from clause (3)(B) of paragraph (a) of this Section 4.08;
(4) the purchase, redemption, defeasance, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Stock) through the substantially concurrent issuance of Permitted Refinancing Indebtedness;
(5) any purchase, redemption, defeasance, retirement or other acquisition for value of any Subordinated Indebtedness pursuant to the provisions of such Subordinated Indebtedness upon a Change of Control or an Asset Sale after the Company shall have complied with Section 4.19 or Section 4.11, as the case may be, and purchased all Notes validly tendered for payment in connection with the Change of Control Offer or Prepayment Offer, as the case may be;

(6) (i) the purchase, redemption, defeasance, retirement or other acquisition for value of any Capital Stock of the Company held by any current or former officers, directors, consultants or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors, consultants or employees) pursuant to the terms of agreements (including employment agreements) or plans approved by the Company’s Board of Directors, including any management equity plan, long-term incentive plan or stock option plan or other management or employee benefit plan, agreement or trust, (ii) repurchases of Capital Stock deemed to occur upon the cashless exercise of stock options or to satisfy applicable withholding tax obligations under any such agreements or plans and (iii) any other repurchases of Capital Stock of the Company pursuant to the terms of any such agreements or plans; provided, however, that the aggregate amount of Restricted Payments pursuant to subclauses (i) and (iii) above do not, in the aggregate, exceed $2.5 million in any calendar year (with unused amounts to be carried over to succeeding calendar years);
(7) the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations or conversion of convertible or exchangeable securities of debt or equity issued by the Company; and
(8) Restricted Payments not exceeding $40.0 million in the aggregate since the Initial Issue Date.
(b) In determining whether any Restricted Payment is permitted by this Section 4.08, the Company may allocate or reallocate all or any portion of such Restricted Payment among the clauses (1) through (8) of paragraph (b) of this Section 4.08 or among such clauses and paragraph (a) of this Section 4.08 including the second set of clauses (1), (2) and (3) thereof; provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, and all prior Restricted Payments would be permitted under the various provisions of the foregoing covenant. The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment.
Section 4.09. Transactions with Affiliates.
The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary of the Company) unless such transaction or series of related transactions is entered into in good faith, and
(1) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with a party who is not an Affiliate of the Company,

(2) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $25.0 million, such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or
(3) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $50.0 million, the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;
provided, however, that this Section 4.09 shall not apply to:
(i) employment benefit, compensation and award arrangements, programs and plans with any employee, consultant, officer or director of the Company or any Restricted Subsidiary, including under any employment agreement, equity option or equity incentive plans or insurance, deferred compensation or retirement plans, and customary indemnification arrangements with employees, consultants, officers or directors of the Company or any Restricted Subsidiary, in each case entered into in the ordinary course of business;
(ii) the payment of reasonable and customary fees to directors and consultants of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any of its Affiliates;
(iii) loans or advances to non-executive officers and employees of the Company or any Restricted Subsidiary made in the ordinary course of business in an aggregate amount not to exceed $1.0 million outstanding at any one time;
(iv) any Restricted Payments or Permitted Payments made in compliance with Section 4.08 or any Permitted Investment;
(v) any transactions undertaken pursuant to any contracts in existence on the Issue Date (as in effect on the Issue Date) and any renewals, replacements or modifications of such contracts (pursuant to new transactions or otherwise) on terms no less favorable to the Holders of the Notes than those in effect on the Issue Date;

(vi) sales of Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Company;
(vii) in the case of (1) contracts for (A) drilling or other oil field services or supplies, (B) the sale, storage, gathering or transport of hydrocarbons or (c) the lease or rental of office or storage space or (2) other operational-type contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm’s length basis, as determined by the Board of Directors of the Company; and
(viii) any transactions between the Company or any Restricted Subsidiary on the one hand and any Person deemed to be an Affiliate solely because a director of such Person is also a director of the Company or a Restricted Subsidiary, on the other hand; provided that such director abstains from voting as a director of the Company or the Restricted Subsidiary, as applicable, in connection with the approval of the transaction.
Section 4.10. Liens.
(a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, (i) create or incur, in order to secure any Indebtedness, any Lien of any kind, other than Permitted Liens, upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the Issue Date or acquired after the Issue Date, or (ii) assign or convey, in order to secure any Indebtedness, any right to receive any income or profits therefrom, other than Permitted Liens, in each case unless the Notes (or a Guarantee in the case of Liens of a Guarantor) is directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such Subordinated Indebtedness) the Indebtedness secured by such Lien.
(b) Notwithstanding the foregoing, any Lien, assignment or conveyance securing the Notes or a Guarantee granted pursuant to the immediately preceding paragraph shall be automatically and unconditionally released and discharged upon: (i) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien, or (iii) with respect to any Lien, assignment or conveyance securing a Guarantee, the release of such Guarantee in accordance with this Indenture.

Section 4.11. Asset Sales.
(a) The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets and property subject to such Asset Sale and (ii) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, is in the form of cash, Cash Equivalents, Liquid Securities, Exchanged Properties (including pursuant to asset swaps) or the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the Notes) or liabilities of any Guarantor that made such Asset Sale (other than liabilities of a Guarantor that are by their terms subordinated to such Guarantor’s Guarantee), or any combination of the foregoing, in each case as a result of which the Company and its remaining Restricted Subsidiaries are no longer liable for such liabilities, or, solely in the case of any Asset Sale of Production Facility or Pipeline Assets, Permitted MLP Securities; provided , that any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Lien incurred not in breach of Section 4.10 or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure shall not be required to satisfy the conditions set forth in clauses (i) and (ii) of this paragraph (a).
(b) Within 365 days after the receipt by the Company or a Restricted Subsidiary of Net Available Cash from an Asset Sale, such Net Available Cash may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Pari Passu Indebtedness of the Company or a Restricted Subsidiary), to
(1) prepay or repay Indebtedness of the Company under any Credit Facility;
(2) reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or make capital expenditures in a Permitted Business; or
(3) purchase Notes, or purchase or repay on a permanent basis other Indebtedness (excluding (i) any Subordinated Indebtedness and (ii) any Notes or other Indebtedness owned by the Company or an Affiliate of the Company);
provided, that the Company or the applicable Restricted Subsidiary will be deemed to have complied with clause (2) of this paragraph (b) if, within 365 days of such Asset Sale, the Company or such Restricted Subsidiary shall have commenced and not completed or abandoned an expenditure or Investment, or a binding agreement with respect to an expenditure or Investment, in compliance with such clause (2), and that expenditure or Investment is substantially completed within a date one year and six months after the date of such Asset Sale. Pending the final application of any such Net Available Cash, the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest such Net Available Cash in any manner that is not prohibited by this Indenture.
(c) Any Net Available Cash from an Asset Sale not applied in accordance paragraph (b) of this Section 4.11 within 365 days (or within one year and six months as the case may be) from the date of such Asset Sale shall constitute “ Excess Proceeds .” When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will be required to make an offer to purchase Notes having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the “ Prepayment Offer ”) at a purchase price (the “ Prepayment Offer Price ”) equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the Asset Sale Purchase Date (as defined in paragraph (d) this Section 4.11) in accordance with the procedures (including prorating in the event of over subscription) set forth in this Indenture, but, if the terms of any Pari Passu Indebtedness require that a Pari Passu Offer be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such Pari Passu Offer in accordance with the aggregate outstanding principal amounts of the Notes and such Pari Passu Indebtedness, and the aggregate principal amount of Notes for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of Notes tendered by Holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of the Notes tendered and the Trustee will select the Notes to be purchased in accordance with this Indenture (subject to the procedures of DTC or any other Depositary). To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph (c) and provided that all Holders of Notes have been given the opportunity to tender their Notes for purchase as described in paragraph (d) of this Section 4.11 in accordance with this Indenture, the Company and its Restricted Subsidiaries may use such remaining amount for purposes not prohibited by this Indenture and the amount of Excess Proceeds will be reset to zero.
(d) Within 30 days after the 365th day following, or the date one year and six months following, the date of an Asset Sale (as the case may be), the Company shall, if it is obligated to make an offer to purchase the Notes pursuant to paragraph (c) of this Section 4.11, send a written Prepayment Offer notice, by first-class mail, to the Holders of the Notes (the “ Prepayment Offer Notice ”), accompanied by such information regarding the Company and its Subsidiaries as the Company believes will enable such Holders of the Notes to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things:
(1) that the Company is offering to purchase Notes pursuant to the provisions of this Indenture;
(2) that any Note (or any portion thereof) accepted for payment (and duly paid on the Asset Sale Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Asset Sale Purchase Date;

(3) that any Notes (or portions thereof) not properly tendered will continue to accrue interest;
(4) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the “ Asset Sale Purchase Date ”);
(5) the aggregate principal amount of Notes to be purchased;
(6) a description of the procedure which Holders of Notes must follow in order to tender their Notes and the procedures that Holders of Notes must follow in order to withdraw an election to tender their Notes for payment; and
(7) all other instructions and materials necessary to enable Holders of Notes to tender Notes pursuant to the Prepayment Offer.
(e) The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to a Prepayment Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.11 by virtue thereof.
(f) Holders electing to have Notes purchased hereunder will be required to surrender such Notes at the address specified in the notice prior to the Asset Sale Purchase Date. Holders will be entitled to withdraw their election to have their Notes purchased pursuant to this Section 4.11 if the Company receives, not later than one Business Day prior to the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth (i) the name of the Holder, (ii) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, (iii) the principal amount of the Note (which shall be $1,000 or whole multiples of $1,000 in excess thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (iv) a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased, and (v) the principal amount, if any, of such Note (which shall be $1,000 or whole multiples of $1,000 in excess thereof) that remains subject to the original Prepayment Offer Notice and that has been or will be delivered for purchase by the Company.
(g) The Company shall (i) not later than the Asset Sale Purchase Date accept for payment Notes or portions thereof (in amounts of $1,000 or whole multiples of $1,000 in excess thereof) tendered pursuant to the Prepayment Offer, (ii) not later than 1:00 p.m. (New York time) on the Asset Sale Purchase Date deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Prepayment Offer Price, as the case may be, of all the Notes or portions thereof (in amounts of $1,000 or whole multiples of $1,000 in excess thereof) which are to be purchased on that date and (iii) not later than 1:00 p.m. (New York time) on the Asset Sale Purchase Date, as the case may be, deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Prepayment Offer Price of the Notes purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. For purposes of this Section 4.11, the Company shall choose a Paying Agent which shall not be the Company.
The Trustee and the Paying Agent shall return to the Company, upon its request, any cash that remains unclaimed for two years after an Asset Sale Purchase Date, together with interest, if any, thereon (subject to Section 7.01(f)), held by them for the payment of the Prepayment Offer Price, as the case may be; and the Holder of such tendered and accepted Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash, and all liability of the Company as trustee thereof, shall thereupon cease; provided , however , that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once in The New York Times and The Wall Street Journal (national edition) or send to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company; provided, further however , that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of a Prepayment Offer, as the case may be, exceeds the aggregate Prepayment Offer Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Asset Sale Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to Section 7.01(f)).
(h) Notes to be purchased shall, on the Asset Sale Purchase Date, become due and payable at the Prepayment Offer Price, as the case may be, and from and after such date (unless the Company shall default in the payment of the Prepayment Offer Price) such Notes shall cease to bear interest. Such Prepayment Offer Price shall be paid to such Holder promptly following the later of the Asset Sale Purchase Date and the time of delivery of such Note to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Prepayment Offer Price; provided, however , that installments of interest whose Stated Maturity is on or prior to the Asset Sale Purchase Date shall be payable to the Person in whose name the Notes are registered as such on the relevant record dates according to the terms and the provisions of Section 2.03; provided further that Notes to be purchased are subject to proration in the event the Excess Proceeds are less than the aggregate Prepayment Offer Price of all Notes tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Notes in denominations of $1,000 or whole multiples of $1,000 in excess thereof, shall be purchased. If any Note tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (g) of this Section 4.11, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Asset Sale Purchase Date at the rate borne by such Note. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased. The Company shall publicly announce the results of the Prepayment Offer, as the case may be, on or as soon as practicable after the Asset Sale Purchase Date.
Section 4.12. Issuances of Guarantees by Restricted Subsidiaries.
The Company shall provide to the Trustee, on or prior to the 90th day after the date that (i) any Person becomes a Wholly Owned Restricted Subsidiary after the Issue Date (excluding any Foreign Subsidiary and any Immaterial Subsidiary), (ii) any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary (excluding any Foreign Subsidiary and any Immaterial Subsidiary), or (iii) any Restricted Subsidiary of the Company (which is not a Guarantor) becomes a guarantor or obligor in respect of any Indebtedness of the Company or any of the Guarantors, in each case, a supplemental indenture to this Indenture, substantially in the form of Exhibit C hereto, executed by such Restricted Subsidiary, providing for a full and unconditional guarantee on a senior unsecured basis by such Restricted Subsidiary of the Company’s obligations under the Notes and this Indenture to the same extent as that set forth in this Indenture.
Section 4.13. [Reserved]
Section 4.14. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to come into existence or become effective any consensual encumbrance or restriction on the ability of such Restricted Subsidiary to:
(1) pay dividends or make any other distribution on its Capital Stock to the Company or any other Restricted Subsidiary;

(2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;
(3) make loans or advances to the Company or any other Restricted Subsidiary; or
(4) transfer any of its properties or assets to the Company or any other Restricted Subsidiary.
(b) However, paragraph (a) of this Section 4.14 will not prohibit any encumbrance or restriction created, existing or becoming effective under or by reason of:
(1) any agreement (including the Senior Credit Agreement) in effect on the Issue Date;
(2) any agreement or instrument with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;
(3) any agreement or instrument governing any Acquired Debt or other agreement of any entity or related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiaries, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (B) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets or subsidiaries of the Person, so acquired, so long as the agreement containing such restriction does not violate any other provision of this Indenture;
(4) any applicable law or any requirement of any regulatory body;
(5) any agreement in relation to any Liens securing obligations or Indebtedness (provided such Liens are otherwise permitted to be incurred under Section 4.10) that limit the right of the debtor to dispose of or otherwise transfer the assets subject to such Liens;
(6) provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, or restrictions in licenses relating to the property covered thereby, or other encumbrances or restrictions in agreements or instruments relating to specific assets or property that restrict generally the transfers of such assets or property; provided, however, that such encumbrances or restrictions do not materially impair the ability of the Company to make scheduled payments on the Notes when due;

(7) agreements with respect to asset or Capital Stock sales, which limit the transfer of such assets or Capital Stock pending the closing of such sale;
(8) shareholders’, partnership, joint venture and similar agreements entered into in the ordinary course of business; provided, however, that such encumbrances or restrictions do not apply to any Restricted Subsidiaries other than the applicable company, partnership, joint venture or other entity; and provided , further , however , that such encumbrances and restrictions do not materially impair the ability of the Company to make scheduled payments on the Notes when due;
(9) cash or other deposits, or net worth requirements or similar requirements, imposed by suppliers or landlords under contracts entered into in the ordinary course of business;
(10) any other Credit Facility governing debt of the Company or any of its Restricted Subsidiaries, permitted to be incurred under Section 4.07; provided, however, that such encumbrances or restrictions (i) are not materially more restrictive, taken as a whole, than those contained in the Senior Credit Agreement or (ii) do not (except upon a default or event of default thereunder) restrict the payment of dividends in an amount sufficient to materially impair the ability of the Company to make scheduled payments on the Notes when due;
(11) restrictions of the nature described in clause (4) of paragraph (a) of this Section 4.14 by reason of customary non-assignment provisions in contracts, agreements, licenses and leases entered into in the ordinary course of business; and
(12) any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any agreement, requirement, provision, instrument or document containing the encumbrances or restrictions in the foregoing clauses (1) through (11), or in this clause (12); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect taken as a whole than those under or pursuant to such agreement, requirement, provision, instrument or document so affected.
Section 4.15. Sale Leaseback Transactions.
The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale Leaseback Transaction; provided, that the Company or any of its Restricted Subsidiaries may enter into a Sale Leaseback Transaction if:
(1) the Company or such Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale Leaseback Transaction pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in paragraph (a) of Section 4.07;

(2) the gross cash proceeds of such Sale Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of such Sale Leaseback Transaction; and
(3) the transfer of assets in such Sale Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in the same manner and to the same extent as Net Available Cash and Excess Proceeds from an Asset Sale in compliance with Section 4.11.
Section 4.16. Lines of Business.
Neither the Company nor any of its Restricted Subsidiaries will directly or indirectly engage in any material respect in any line or lines of business activity other than that which is a Permitted Business.
Section 4.17. Unrestricted Subsidiaries.
The Board of Directors of the Company may after the Issue Date designate any Subsidiary as an “Unrestricted Subsidiary” under this Indenture (a “ Designation ”) only if:
(a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;
(b)(x) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to paragraph (a) of Section 4.08 in an amount (the “ Designation Amount ”) equal to the greater of (1) the net book value of the Company’s interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company’s interest in such Subsidiary as determined in good faith by the Company’s Board of Directors, or (y) the Designation Amount is less than $1,000;
(c) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;
(d) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the Notes; and

(e) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.
In the event of any such Designation, the Company shall be deemed, for all purposes of this Indenture, to have made an Investment equal to the Designation Amount that constitutes a Restricted Payment pursuant to Section 4.08.
The Company will not and will not cause or permit any Restricted Subsidiary to at any time:
(a) provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided, however , that this Section 4.17 shall not be deemed to prevent Permitted Investments in Unrestricted Subsidiaries that are otherwise allowed under this Indenture, or
(b) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.
For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all present and future Subsidiaries of such Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary.
The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:
(a) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;
(b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and
(c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Debt), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to paragraph (a) of Section 4.07.

All Designations and Revocations must be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions of this Section 4.17.
Section 4.18. Payments for Consent.
Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Section 4.19. Offer to Repurchase Upon a Change of Control.
(a) If a Change of Control occurs, each Holder of Notes will have the right to require that the Company purchase all or any part (in amounts of $1,000 or whole multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “ Change of Control Offer ”). In the Change of Control Offer, the Company will offer to purchase all of the Notes, at a purchase price (the “ Change of Control Purchase Price ”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “ Change of Control Purchase Date ”), subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date.
(b) Within 30 days after any Change of Control or, at the Company’s option, prior to such Change of Control but after it is publicly announced, the Company must notify the Trustee and give written notice of the Change of Control (the “ Change of Control Purchase Notice ”) to each Holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register. The Change of Control Purchase Notice must state, among other things,
(1) that a Change of Control has occurred or will occur and the date of such event;
(2) the circumstances and relevant facts regarding such Change of Control;
(3) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be fixed by the Company on a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the Change of Control Purchase Date may not occur prior to the Change of Control;

(4) that any Note not tendered will continue to accrue interest;
(5) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and
(6) other procedures that a Holder of Notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.
(c) Upon receipt by the Company of the proper tender of Notes, the Holder of the Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn at least one Business Day prior to the Change of Control Purchase Date) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Notes. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Notes, registered as such on the relevant record dates according to the terms and the provisions of Section 2.03. If any Note tendered for purchase in accordance with the provisions of this Section 4.19 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Note. Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Change of Control Purchase Notice at least one Business Day prior to the Change of Control Purchase Date. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Registrar or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.
(d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 1:00 p.m. (New York time) on the Business Day following the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which have been so accepted for payment and (iii) not later than 1:00 p.m. (New York time) on the Business Day following the Change of Control Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control

Purchase Price of the Notes purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 4.19, the Company shall choose a Paying Agent which shall not be the Company.
(e) A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company receives, not later than one Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable:
(1) the name of the Holder;
(2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;
(3) the principal amount of the Note (which shall be $1,000 or whole multiples of $1,000 in excess thereof) delivered for purchase by the Company as to which such notice of withdrawal is being submitted;
(4) a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased; and
(5) the principal amount, if any, of such Note (which shall be $1,000 or whole multiples of $1,000 in excess thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.
(f) The Trustee and the Paying Agent shall return to the Company, upon its request, any cash that remains unclaimed for two years after a Change of Control Purchase Date together with interest or dividends, if any, thereon (subject to Section 7.01(f)), held by them for the payment of the Change of Control Purchase Price; and the Holder of such tendered and accepted Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash, and all liability of the Company as trustee thereof, shall thereupon cease; provided , however , that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once in The New York Times and The Wall Street Journal (national edition) or send to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company; provided, further however , that (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) of this Section 4.19 exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon (subject to Section 7.01(f)).
(g) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.19, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.19 by virtue of such conflict.
(h) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer (i) upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) if notice of redemption for 100% of the aggregate principal amount of the outstanding Notes has been given pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price.
(i) In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Company purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described under this Section 4.19, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of Notes redeemed plus accrued and unpaid interest, if any, thereon to the date of redemption, subject to the right of the Holders of record on relevant record dates to receive interest due on an Interest Payment Date.
Section 4.20. Corporate Existence.
Subject to Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate or comparable existence of the Company and each Restricted Subsidiary; provided that the Company is not required to preserve any the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

Section 4.21. Termination of Covenants.
In the event that at any time (a) the rating assigned to the Notes by both S&P and Moody’s is at least an Investment Grade Rating, (b) the obligations under the Senior Credit Agreement cease to be secured and (c) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of this Indenture described under Sections 4.07, 4.08, 4.09, 4.11, 4.14 and 4.16. In addition, the Company will no longer be subject to the conditions in clauses (1) and (3) described under Section 4.15 and the financial test set forth in clause (3) of the provisions of this Indenture described under Section 5.01. However, the Company will remain subject to the provisions of this Indenture described under Sections 4.10, 4.12, 4.15, except clauses (1) and (3) thereof, 4.17 and 5.01, except clause (3) thereof, and the provisions of this Indenture described under Section 4.19.
ARTICLE FIVE
SUCCESSORS
Section 5.01. Consolidation, Merger and Sale of Assets.
(a) The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or a Guarantor), unless at the time and after giving effect thereto:
(1) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the “ Surviving Entity ”) will be a corporation, limited liability company or limited partnership ( provided that in the event the Surviving Entity is a limited partnership, then a Subsidiary of the Surviving Entity that is a corporation or limited liability company shall execute a supplemental indenture pursuant to which it shall become a co-obligor of the Surviving Entity’s obligations under the Notes and this Indenture) duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, and the Notes and this Indenture will remain in full force and effect as so supplemented (and any Guarantees will be confirmed as applying to such Surviving Entity’s obligations);

(2) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;
(3) except in the case of a merger of the Company with or into a Restricted Subsidiary or a Restricted Subsidiary with or into the Company or any other Restricted Subsidiary, or a sale, assignment, conveyance, transfer, lease or other disposition of properties or assets to the Company or one or more Restricted Subsidiaries, immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to Section 4.07.
(4) unless the Company is the continuing obligor under this Indenture, at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes;
(5) at the time of the transaction, if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, Section 4.10 is complied with; and
(6) at the time of the transaction, the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other disposition and any supplemental indenture in respect thereof comply with this Indenture.
(b) Except as provided in Section 10.04, each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, (x) consolidate with or merge with or into any other Person (other than the Company or any other Guarantor) or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Company or any other Guarantor) or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, in the case of clause (y) would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto

(1) either (a) the Guarantor or the Company or another Guarantor will be the continuing Person in the case of a merger involving the Guarantor or (b) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the “ Surviving Guarantor Entity ”) expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Notes and this Indenture, and such Guarantee and this Indenture will remain in full force and effect;
(2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and
(3) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other disposition and any supplemental indenture in respect thereof comply with this Indenture;
provided, however, that this paragraph (b) shall not apply to any Guarantor whose Guarantee of the Notes is unconditionally released and discharged in accordance with Section 10.04.
(c) In the event of any transaction (other than a lease) described in and complying with the conditions listed in paragraphs (a) and (b) of this Section 5.01 in which the Company or any Guarantor, as the case may be, is not the continuing Person, the successor Person formed or remaining or to which such disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or any Guarantor, as the case may be, shall be discharged (other than, in the case of the Company, in a transaction that results in the transfer of assets constituting or accounting for less than 95% of the Consolidated assets (as of the date of the latest internal balance sheet available to the Company) of the Company or the Consolidated revenue of the Company (as of the latest 12-month period for which internal financial statements are available to the Company)) from all obligations and covenants under this Indenture and the Notes or its Guarantee, as the case may be.
(d) Notwithstanding the foregoing, the Company or any Guarantor may merge with an Affiliate of it incorporated or organized solely for the purpose of reincorporating or reorganizing the Company or Guarantor in another jurisdiction to realize tax or other benefits.

ARTICLE SIX
DEFAULTS AND REMEDIES
Section 6.01. Events of Default.
An “Event of Default” will occur if:
(1) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;
(2) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);
(3) there shall be a default in the performance or breach of the provisions of Article Five, the Company shall have failed to make or consummate a Prepayment Offer in accordance with Section 4.11, or the Company shall have failed to make or consummate a Change of Control Offer or pay the Change of Control Purchase Price when due in accordance with Section 4.19;
(4) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or (3) of this Section 6.01) and such default or breach shall continue for a period of 60 days (or 180 days in relation to Section 4.03) after written notice has been given, by certified mail, (i) to the Company by the Trustee or (ii) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;
(5)(a) any default in the payment of the principal, premium, if any, or interest on any Indebtedness shall have occurred under any of the agreements, indentures or instruments under which the Company, any Guarantor or any other Significant Subsidiary then has outstanding Indebtedness in excess of $25.0 million when the same shall become due and payable in full and such default shall have continued after any applicable notice or grace period and shall not have been cured or waived or such amount repaid, and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (b) an event of default as defined in any of the agreements, indentures or instruments described in clause (a) of this clause (5) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated and such acceleration shall not have been rescinded or such Indebtedness repaid;

(6) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;
(7) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $25.0 million (excluding amounts covered by enforceable insurance policies issued by solvent insurance carriers), either individually or in the aggregate, shall be rendered against the Company, any Guarantor or any other Significant Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;
(8) the entry by a court having jurisdiction in the premise of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary, in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order adjudging the Company or any Significant Subsidiary, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary, under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order described in clause (i) or (ii) above is unstayed and in effect for a period of 60 consecutive days; or
(9)(i) the commencement by the Company or any Significant Subsidiary, of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (ii) the consent by the Company, to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary, in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or (iii) the filing by the Company, of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or (iv) the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or (v) the making by the Company or any Significant Subsidiary, of a general assignment for the benefit of creditors, or the admission by the Company or any Significant Subsidiary, in writing of its inability to pay its debts generally as they become due.

Section 6.02. Acceleration.
(a) If an Event of Default (other than as specified in clause (8) or clause (9) of Section 6.01 with respect to the Company) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (8) or clause (9) of Section 6.01 occurs and is continuing with respect to the Company, then all the Notes shall ipso facto become due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder of Notes. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of Notes by appropriate judicial proceedings.
(b) After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Notes outstanding by written notice to the Company and the Trustee, on behalf of the Holders of Notes, may rescind and annul such declaration and its consequences if:
(1) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest on all Notes then outstanding, (C) the principal of, and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and (D) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes;
(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and
(3) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture.
(c) No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 6.03. Other Remedies.
(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon and during the continuance of an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04. Waiver of Past Defaults.
The Holders of not less than a majority in aggregate principal amount of the Notes outstanding, by written notice to the Trustee and the Company, may on behalf of the Holders of all outstanding Notes waive any existing Default or Event of Default under this Indenture and its consequences, except a continuing Default or Event of Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected) or (2) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05. Control by Majority.
Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.
(a) No Holder of any of the Notes has any right to institute any proceedings with respect to this Indenture or any remedy thereunder, unless (1) such Holder has previously given the Trustee written notice that an Event of Default has occurred and is continuing, (2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request to the Trustee to institute a proceeding or pursue a remedy, (3) such Holders have offered reasonable security or indemnity to the Trustee to institute such proceeding or pursue such remedy as Trustee under the Notes and this Indenture, (4) the Trustee has failed to institute such proceeding or pursue such remedy within 30 days after receipt of such notice and such offer of security or indemnity, and (5) the Trustee, within such 30-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes.
(b) The limitations set forth in paragraph (a) of this Section 6.06 do not, however, apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.
Section 6.07. Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, or interest on such Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08. Collection Suit by Trustee.
If an Event of Default specified in clause (1) or (2) of Section 6.01 above occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of overdue principal of, premium, if any, interest remaining unpaid on the Notes and to the extent lawful, interest on overdue principal, premium, if any, and interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09. Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10. Priorities.
(a) If the Trustee collects any money or other property pursuant to this Article Six, it shall pay out the money and other property in the following order:
First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
Third: to the Company or to such party as a court of competent jurisdiction shall direct.
(b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11. Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.

ARTICLE SEVEN
TRUSTEE
Section 7.01. Duties of Trustee.
(a) If an Event of Default has occurred and is continuing, and is actually known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b) Except during the continuance of an Event of Default:
(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.
(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
(f) Money held in trust by the Trustee need not be segregated from other funds and need not be held in an interest-bearing account, in each case except to the extent required by law or by any other provision of this Indenture. The Trustee (acting in any capacity hereunder) shall not be liable for interest on any money received by it hereunder unless the Trustee otherwise agrees in writing with the Company.
Section 7.02. Certain Rights of Trustee.
(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits) for any action it takes or omits to take, even if the Trustee has been advised of the likelihood of such loss or damage.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 12.02, and such notice references the Notes.
(h) Subject to Section 7.01(b)(ii), the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.
(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
Section 7.03. Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the TIA while any Default exists, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.
Section 7.04. Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05. Notice of Default.
If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the Trustee gains knowledge of the Default or Event of Default unless such Default or Event of Default shall have been cured or waived before the giving of such notice. Except in the case of a Default or Event of Default in payment of principal of, premium or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.
(a) Within 60 days after each February 15 beginning with the February 15 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).
(b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.
Section 7.07. Compensation and Indemnity.
(a) The Company shall pay to the Trustee (in its capacity as Trustee, and, to the extent it has been appointed as such, as Paying Agent and Registrar) from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and reasonable out-of-pocket expenses incurred or made by it in addition to the compensation for its services, except those resulting from its own negligent action, negligent failure to act or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
(b) The Company shall indemnify the Trustee in its capacity against any and all losses, liabilities or reasonable out-of-pocket expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may elect to have separate counsel defend the claim, but the Company will be obligated to pay the reasonable fees and expenses of such separate counsel only if the Company fails to assume the Trustee’s defense or there is a conflict of interest between the Company, on the one hand, and the Trustee, on the other hand, with respect to the claim, as reasonably determined by the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.
(d) To secure the Company’s payment obligations in this section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
(e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (8) or (9) of Section 6.01 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.08. Replacement of Trustee.
(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(i) the Trustee fails to comply with Section 7.10;
(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(iii) a custodian or public officer takes charge of the Trustee or its property; or
(iv) the Trustee becomes incapable of acting.
(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.
(e) If the Trustee, after written request by any Holder who has been a Holder for at least three months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
Section 7.09. Successor Trustee by Merger, Etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.
Section 7.10. Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by Federal or state authorities and that has (or its corporate parent shall have) a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b), and the 2009 Indenture is hereby specifically described for purposes of clause (i) of the proviso to TIA Section 310(b)(1).
Section 7.11. Preferential Collection of Claims Against Company.
The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE EIGHT
DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.
The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.
Section 8.02. Legal Defeasance and Discharge.
Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to this Indenture and all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under this Indenture and the Guarantees on the date the conditions set forth below are satisfied (hereinafter, “ Legal Defeasance ”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Guarantees, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) of this Section 8.02, and shall be deemed discharged from the payment and performance of all other obligations under this Indenture, the Notes and the Guarantees (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from Funds in Trust (as defined in Section 8.04 and as more fully set forth in such Section) payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) subject to clause (a) of this Section 8.02, the Company’s obligations with respect to such Notes under Article Two and Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.
Section 8.03. Covenant Defeasance.
Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations, and each Restricted Subsidiary shall be released from its obligations, under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, and the limitations set forth in clause (3) of 5.01(a) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “ Covenant Defeasance ”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes to the extent permitted by GAAP). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and each Restricted Subsidiary may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) through (7) shall not constitute Events of Default.
Section 8.04. Conditions to Legal Defeasance or Covenant Defeasance.
The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:
(a) the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes cash in United States dollars, U.S. Government Obligations, or a combination thereof (“ Funds in Trust ”), in such amounts as, in the aggregate, will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity (or the applicable redemption date), if at or prior to electing either Legal Defeasance or Covenant Defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on such redemption date, and the Company must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date);
(b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States reasonably acceptable to the Trustee confirming that the Holders and Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default or Default resulting from the incurrence of Indebtedness or Liens securing such Indebtedness, all or a portion of the proceeds of which will be applied to such deposit) or insofar as clause (8) or (9) of Section 6.01 is concerned, at any time during the period ending on the 91st day after the date of deposit;
(e) such deposit shall not result in a breach of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which it is bound or if such breach or default would occur, which is not waived as of, or for all purposes, on or after, the date of such deposit;
(f) such deposit shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;
(g) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that (assuming no Holder or Beneficial Owner of the Notes would be considered an insider of the Company or any Guarantor under any applicable bankruptcy or insolvency law and assuming no intervening bankruptcy or insolvency of the Company or any Guarantor between the date of deposit and the 91st day following the deposit) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;
(h) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others; and
(i) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
(a) Subject to Section 8.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.
(b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
(c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants, investment bank, or appraisal firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06. Repayment to the Company.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company upon its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided , however , that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07. Reinstatement.
If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations to make the related payments under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided , however , that, if the Company make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE NINE
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01. Without Consent of Holders of Notes.
(a) Notwithstanding Section 9.02, the Company, any Guarantor, any other obligor under the Notes and the Trustee may modify, supplement or amend this Indenture or the Notes without the consent of any Holder of a Note:
(1) to evidence the succession of another Person to the Company, a Guarantor, or any other obligor under the Notes, and the assumption by any such successor of the covenants of the Company, such Guarantor or such obligor in this Indenture and in the Notes and in any Guarantee in accordance with Section 5.01, including the addition of any required co-issuer of Notes;
(2) to add to the covenants of the Company, any Guarantor or any other obligor under the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor under the Notes, as applicable, in this Indenture, in the Notes or in any Guarantee;
(3) to cure any ambiguity, or to correct or supplement any provision in this Indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in this Indenture, the Notes or any Guarantee;
(4) to make any provision with respect to matters or questions arising under this Indenture, the Notes or any Guarantee; provided that such provisions shall not adversely affect the interest of the Holders of the Notes in any material respect;

(5) to add a Guarantor or additional obligor under this Indenture or permit any Person to guarantee the Notes and/or other obligations under this Indenture;
(6) to release a Guarantor as provided in this Indenture;
(7) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture;
(8) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Company’s and any Guarantor’s obligations under this Indenture, in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to or for the benefit of the Trustee pursuant to this Indenture or otherwise;
(9) to provide for the issuance of Additional Notes and related Guarantees under this Indenture in accordance with the limitations set forth in this Indenture;
(10) to conform the text of this Indenture, the Notes or the Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum;
(11) to comply with the rules of any applicable securities depositary;
(12) to provide for uncertificated Notes in addition to or in place of certificated Notes; or
(13) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.
(b) Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 12.04 and Section 9.06, the Trustee shall join with the Company and each Guarantor in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02. With Consent of Holders of Notes.
(a) Except as provided below in this Section 9.02, the Company, any Guarantor, any other obligor under the Notes and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided , however , that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby:
(1) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Note (except rescission of acceleration of Notes by the Holders of a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration) or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);
(2) reduce the amounts required to be paid by the Company (or materially defer the times at which the Company is required to pay such amounts) pursuant to a Prepayment Offer in connection with any Asset Sale or Asset Sales in accordance with Section 4.11 or pursuant to a Change of Control Offer in the event of any Change of Control in accordance with Section 4.19;
(3) reduce the percentage in principal amount of such outstanding Notes, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;
(4) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each such Note affected thereby;
(5) voluntarily release, other than in accordance with this Indenture, the Guarantee of any Guarantor; or
(6) amend or modify any of the provisions of this Indenture in any manner which subordinates the Notes issued hereunder in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing any such Guarantee.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.
(c) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 and Section 12.04, the Trustee shall join with the Company and each Guarantor in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
(d) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
(e) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
Section 9.03. Compliance with Trust Indenture Act.
Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.
Section 9.04. Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Notes.
(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06. Trustee to Sign Amendments, Etc.
The Trustee shall sign any amended or supplemental indenture or Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture or Note, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE TEN
GUARANTEES
Section 10.01. Guarantee.
(a) Subject to this Article Ten, each of the Guarantors hereby, jointly and severally, fully and unconditionally, guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other monetary Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either of the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. Each Guarantor that makes a payment or distribution under its Guarantee shall have the right to seek contribution from any non-paying Guarantor, in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP, so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.
(e) In respect to its obligations under its Guarantee, each Guarantor agrees to be bound to, and hereby covenants, with respect to itself, the covenant set forth in Section 4.06.
(f) The Obligations of each Guarantor under its Guarantee pursuant to this Article Ten shall rank equally in right of payment with other existing and future senior Indebtedness of such Guarantor, and senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor.
Section 10.02. Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent

Transfer Act or any similar Federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Article Ten, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Until such time as the Notes are paid in full, each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under Federal Bankruptcy Law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Ten. Each Guarantor that makes a payment or distribution under its Guarantee will be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.
Section 10.03. Execution and Delivery of Notation of Guarantee.
(a) To evidence its Guarantee set forth in Section 10.01, on the Issue Date the Initial Guarantor shall be required to have a notation of such Guarantee substantially in the form included in Exhibit D hereto endorsed by an Officer of such Initial Guarantor by manual or facsimile signature on each Note authenticated and delivered by the Trustee.
(b) Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
(c) If an Officer whose signature is on this Indenture or on the notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a notation of Guarantee is endorsed, the Guarantee shall be valid nevertheless.
(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
(e) Subsequent to the date of this Indenture, in the event a Restricted Subsidiary is required by Section 4.12 to guarantee the Company’s obligations under the Notes and this Indenture, the Company shall cause such Restricted Subsidiary to execute a supplemental indenture to this Indenture substantially in the form included in Exhibit E hereto and a notation of Guarantee in accordance with Section 4.12 and this Article Ten, to the extent applicable.

Section 10.04. Releases of Guarantors.
(a) A Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Guarantee without any further action on the part of the Trustee or any Holder of the Notes:
(1) in connection with any sale or other disposition of (i) all of the Capital Stock of such Guarantor or (ii) all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation), in each case to one or more Persons that are not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition, as applicable, complies with Section 4.09 and Section 4.11;
(2) if such Guarantor is a Restricted Subsidiary, the Company properly designates such Guarantor as an Unrestricted Subsidiary;
(3) if the Guarantee was required pursuant to the terms of Section 4.12, the cessation of the circumstances requiring such Guarantee;
(4) if the Notes are discharged in accordance with Article Eight or Article Eleven; or
(5) upon the liquidation or dissolution of such Guarantor;
provided, that any such release and discharge pursuant to clauses (1), (2), (3) and (4) above shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any, Indebtedness of the Company shall also terminate at such time.
(b) Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Ten.
ARTICLE ELEVEN
SATISFACTION AND DISCHARGE
Section 11.01. Satisfaction and Discharge.
This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise expressly provided for in this Indenture) as to all outstanding Notes issued under this Indenture when:
(a) either:
(1) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in this Indenture) have been delivered to the Trustee for cancellation; or
(2) all Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable by reason of making of a notice of redemption or otherwise, (b) will become due and payable at their Stated Maturity within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;
(b) the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars, U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;
(c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;
(d) the Company or any Guarantor has paid or caused to be paid all other sums due and payable under this Indenture by the Company and any Guarantor;
(e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; and
(f) the Company has delivered irrevocable instructions to the Trustee hereunder to apply any deposited money described in clause (b) above to the payment of the Notes at Stated Maturity or the redemption date, as the case may be.
Section 11.02. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
(a) Subject to Section 11.03, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its request any cash or U.S. Government Obligations held by it as provided in this Section 11.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Eleven.
Section 11.03. Repayment to the Company.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided , however , that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once in The New York Times or The Wall Street Journal (national edition) or send to each Holder entitled to such money, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.
ARTICLE TWELVE
MISCELLANEOUS
Section 12.01. No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.02. Notices.
(a) Any notice or communication by either of the Company or any Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing in the English language and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company or any Guarantor:
Continental Resources, Inc.
302 N. Independence, Suite 1500
Enid, Oklahoma 73701
Facsimile: (580) 548-5253
Attention: John Hart, Chief Financial Officer

If to the Trustee:
Wilmington Trust FSB
50 S. 6th Street, Suite 1290
Minneapolis, Minnesota 55402
Facsimile: (612) 217-5651
Attention: Corporate Capital Markets
(b) The Company, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.
(c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed; (iii) when receipt acknowledged, if telecopied; (iv) and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
(d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
(e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
(f) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Section 12.03. Communication by Holders of Notes with Other Holders of Notes.
Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel (who may rely on such Officers’ Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.
Section 12.05. Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:
(i) a statement that the person making such certificate or opinion has read such covenant or condition;
(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.
Section 12.06. Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.
No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any Restricted Subsidiary, as such, will have any liability for any obligations of the Company, any Guarantor or any other Restricted Subsidiary under the Notes, this Indenture or the Guarantees to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the Federal securities laws, and it is the view of the Commission that such waiver is against public policy.
Section 12.08. Governing Law.
THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 12.09. Consent to Jurisdiction.
Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby (“Related Proceedings ”) may be instituted in the competent Federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “ Specified Courts ”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that a Related Proceeding has been brought in an inconvenient forum.
Section 12.10. Trust Indenture Act Controls.
If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.
Section 12.11. Successors.
All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 5.01 or 10.04.

Section 12.12. Severability.
In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.13. Counterpart Originals.
The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 12.14. Acts of Holders.
(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and may be given or obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding Notes; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “ Act ” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 12.14.
(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
(c) Notwithstanding anything to the contrary contained in this Section 12.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04.

(d) If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at their option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.
(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
(f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
(g) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.
Section 12.15. Benefit of Indenture.
Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.16. Table of Contents, Headings, Etc.
The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURES

CONTINENTAL RESOURCES, INC.

By:	/s/ John D. Hart
Name:	John D. Hart
Title:	Senior Vice President, Chief Financial Officer and Treasurer

WILMINGTON TRUST FSB, as Trustee

By:	/s/ Timothy P. Mowdy
Name:	Timothy P. Mowdy
Title:	Vice President

BANNER PIPELINE COMPANY, L.L.C., as Initial Guarantor

BY:	Continental Resources, Inc., the Sole Member

By:	/s/ John D. Hart
Name:	John D. Hart
Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT A-1
[Face of Note]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (IN THE CASE OF RULE 144A SECURITIES) OR 40 DAYS (IN THE CASE OF REGULATION S SECURITIES) AFTER THE LATER OF THE ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY

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AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER PURSUANT TO CLAUSE (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION, AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER OR THE ISSUER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

CUSIP:
No.	Principal Amount: $
CONTINENTAL RESOURCES, INC.
7 3/8% Senior Notes due 2020
Continental Resources, Inc., an Oklahoma corporation (the “Company”), which term includes any successor under the Indenture hereinafter referred to, for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [ ] ($[ ]) UNITED STATES DOLLARS on October 1, 2020.
Interest Payment Dates: April 1 and October 1 of each year, commencing October 1, 2010.
Regular Record Dates: March 15 and September 15 of each year.

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Reference is hereby made to the further provisions of this Note set forth on the reverse, which further provisions shall for all purposes have the same effect as if set forth at this place.
IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

CONTINENTAL RESOURCES, INC., an Oklahoma corporation

By:	/s/ John D. Hart
Name:	John D. Hart
Title:	Senior Vice President, Chief Financial Officer and Treasurer

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(Form of Trustee’s Certificate of Authentication)
This is one of the 7 3/8% Senior Notes due 2020 described in the within-mentioned Indenture.

WILMINGTON TRUST FSB, as Trustee

By:
Authorized Signatory
Date:

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[Reverse Side of Note]
CONTINENTAL RESOURCES, INC.
7 3/8% Senior Notes due 2020
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1. Interest. The Company promises to pay interest on the principal amount of this Note at 7 3/8% per annum from the date hereof until maturity [and shall pay Additional Interest, if any, as provided in the Registration Rights Agreement, dated [April 5, 2010† referred below].* The Company shall pay interest [and Additional Interest, if any,]* semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes (or one or more Predecessor Notes) or, if no interest has been paid, from and including the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be October 1, 2010. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.
[This Exchange Note was issued in connection with the Exchange Offer pursuant to which the 7 3/8% Senior Notes due 2020 in like principal amount were exchanged for Exchange Notes. The Exchange Notes rank pari passu in right of payment with the Initial Notes. For any period in which the Initial Note exchanged for this Exchange Note was outstanding, Additional Interest may be due and owing on the Initial Note in connection with the Registration Rights Agreement.]**

†	For Additional Notes, insert the appropriate Interest Payment Date for those Additional Notes.
*	Not to be included for Exchange Notes.
‡	For Additional Notes, insert the appropriate Interest Payment Date for those Additional Notes.
**	For Exchange Notes

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2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest [and Additional Interest]* if any) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the March 15 or September 15 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. [The Company shall pay all Additional Interest, if any, on the dates of its choosing and in the amounts set forth in the Registration Rights Agreement.]* The Notes shall be payable as to principal, premium, if any, and interest [(including Additional Interest, if any),]* at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest [(including Additional Interest, if any),]* may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3. Paying Agent and Registrar. Initially, Wilmington Trust FSB, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
4. Indenture. The Company issued the Notes under an Indenture dated as of April 5, 2010 (the “Indenture”) among the Company, the Initial Guarantor and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited amount of Additional Notes may be issued thereunder, subject to compliance with the covenants therein.
5. Optional Redemption. (a) On or after October 1, 2015, the Company may redeem all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $1,000 or whole multiples of $1,000 in excess thereof at the following redemption prices (expressed as percentages of the principal amount), set forth below plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date), if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year	Redemption Price
2015	103.688%
2016	102.458%
2017	101.229%
2018 and thereafter	100.0%

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(b) In addition, at any time and from time to time prior to October 1, 2013, the Company may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture) at a redemption price equal to 107.375% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date); provided that this redemption provision shall not be applicable with respect to any transaction that results in a Change of Control. At least 65% of the aggregate principal amount of Notes (including the principal amount of any Additional Notes issued under the Indenture) must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must mail a notice of redemption no later than 60 days after the closing of the related Equity Offering and must complete such redemption within 90 days of the closing of the Equity Offering.
(c) At any time prior to October 1, 2015, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date.
6. Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
7. Repurchase at Option of Holders.
(a) Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder’s Notes in whole or in part in amounts of $1,000 or whole multiples of $1,000 in excess thereof, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date), pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.
(b) Under certain circumstances described in the Indenture, the Company will be required to apply the proceeds of Asset Sales to the repayment of the Notes and/or Pari Passu Indebtedness.

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8. Selection and Notice of Redemption. If less than all of the Notes are to be redeemed in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and reasonable (subject to the procedures of DTC or any other Depositary). Redemptions pursuant to Section 3.07(b) of the Indenture shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the provisions of the Depositary). In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected prior to giving notice of such redemption by the Trustee from the outstanding Notes not previously called for redemption. Notices of redemption may not be conditional, except as provided in Section 3.04 of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest shall cease to accrue on Notes or portions of them called for redemption.
9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes or other governmental charges required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.
10. Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.
11. Amendment, Supplement and Waiver. The Indenture or the Notes may be amended or supplemented only as provided in the Indenture.
12. Defaults. In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization specified in the Indenture, with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. The Trustee may withhold from Holders of the Notes notice of any continuing

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Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the Notes outstanding by notice to the Trustee may on behalf of the Holders of all outstanding Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default of Event of Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected) or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.
13. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
14. No Recourse Against Others. No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company, Guarantors or any Restricted Subsidiary, as such, will have any liability for any obligations of the Company or the Restricted Subsidiaries under the Notes, the Indenture or the Guarantees to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
16. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. [In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes issued on the Issue Date shall have all the rights set forth in the Registration Rights Agreement dated as of April 5, 2010, among the Company, the Guarantors and the parties named on the signature pages thereof.] *
17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

‡	For Additional Notes, insert the date of the Registration Rights Agreement for those Additional Notes.

A-1-9

18. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Continental Resources, Inc.
302 N. Independence, Suite 1500
Enid, Oklahoma 73701
Facsimile: (580) 548-5253
Attention: John Hart, Chief Financial Officer

*	Not to be included for Exchange Notes.

A-1-10

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this

Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-11

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or Section 4.19 of the Indenture, check the appropriate box below:
☐  Section 4.11        ☐  Section 4.19
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.19 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount Maturity of this Global Following such Decrease (or Increase)

A-1-13

EXHIBIT A-2
[Face of Note]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (IN THE CASE OF RULE 144A SECURITIES) OR 40 DAYS (IN THE CASE OF REGULATION S SECURITIES) AFTER THE LATER OF THE ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY

A-2-1

AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER PURSUANT TO CLAUSE (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION, AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER OR THE ISSUER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.
THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

CUSIP:
No.	Principal Amount: $
CONTINENTAL RESOURCES, INC.
7  3/8% Senior Notes due 2020
Continental Resources, Inc., an Oklahoma corporation (the “Company”), which term includes any successor under the Indenture hereinafter referred to, for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [ ] ($[ ]) UNITED STATES DOLLARS on October 1, 2020.

A-2-2

Interest Payment Dates: April 1 and October 1 of each year, commencing October 1, 2010.
Regular Record Dates: March 15 and September 15 of each year.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

CONTINENTAL RESOURCES, INC., an Oklahoma corporation

By:	/s/ John D. Hart
Name:	John D. Hart
Title:	Senior Vice President, Chief Financial Officer and Treasurer

A-2-3

(Form of Trustee’s Certificate of Authentication)
This is one of the 7 3/8% Senior Notes due 2020 described in the within-mentioned Indenture.

WILMINGTON TRUST FSB, as Trustee

By:
Authorized Signatory
Date:

A-2-4

[Reverse Side of Note]
CONTINENTAL RESOURCES, INC.
7 3/8% Senior Notes due 2020
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1. Interest. The Company promises to pay interest on the principal amount of this Note at 7 3/8% per annum from the date hereof until maturity [and shall pay Additional Interest, if any, as provided in the Registration Rights Agreement, dated [April 5, 2010† referred below].* The Company shall pay interest [and Additional Interest, if any,]* semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes (or one or more Predecessor Notes) or, if no interest has been paid, from and including the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be October 1, 2010.‡ The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest [and Additional Interest]* (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.
[This Exchange Note was issued in connection with the Exchange Offer pursuant to which the 7 3/8% Senior Notes due 2020 in like principal amount were exchanged for Exchange Notes. The Exchange Notes rank pari passu in right of payment with the Initial Notes. For any period in which the Initial Note exchanged for this Exchange Note was outstanding, Additional Interest may be due and owing on the Initial Note in connection with the Registration Rights Agreement.]**

† For Additional Notes, insert the date of the Registration Rights Agreement for those Additional Notes.
* Not to be included for Exchange Notes.
‡ For Additional Notes, insert the appropriate Interest Payment Date for those Additional Notes.
** For Exchange Notes

A-2-5

2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest [and Additional Interest]*, if any) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the March 15 or September 15 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. [The Company shall pay all Additional Interest, if any, on the dates of its choosing and in the amounts set forth in the Registration Rights Agreement.]* The Notes shall be payable as to principal, premium, if any, and interest [(including Additional Interest, if any),]* at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest [(including Additional Interest, if any),]* may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3. Paying Agent and Registrar. Initially, Wilmington Trust FSB, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
4. Indenture. The Company issued the Notes under an Indenture dated as of April 5, 2010 (the “Indenture”) among the Company, the Initial Guarantor and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited amount of Additional Notes may be issued thereunder, subject to compliance with the covenants therein.
5. Optional Redemption. (a) On or after October 1, 2015, the Company may redeem all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $1,000 or whole multiples of $1,000 in excess thereof at the following redemption prices (expressed as percentages of the principal amount), set forth below plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date), if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year	Redemption Price
2015	103.688%
2016	102.458%
2017	101.229%
2018 and thereafter	100.0%

A-2-6

(b) In addition, at any time and from time to time prior to October 1, 2013, the Company may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture) at a redemption price equal to 107.375% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date); provided that this redemption provision shall not be applicable with respect to any transaction that results in a Change of Control. At least 65% of the aggregate principal amount of Notes (including the principal amount of any Additional Notes issued under the Indenture) must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must mail a notice of redemption no later than 60 days after the closing of the related Equity Offering and must complete such redemption within 90 days of the closing of the Equity Offering.
(c) At any time prior to October 1, 2015, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date.
6. Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
7. Repurchase at Option of Holders.
(a) Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder’s Notes in whole or in part in amounts of $1,000 or whole multiples of $1,000 in excess thereof, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date), pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.
(b) Under certain circumstances described in the Indenture, the Company will be required to apply the proceeds of Asset Sales to the repayment of the Notes and/or Pari Passu Indebtedness.

*	Not to be included for Exchange Notes.

A-2-7

8. Selection and Notice of Redemption. If less than all of the Notes are to be redeemed in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and reasonable (subject to the procedures of DTC or any other Depositary). Redemptions pursuant to Section 3.07(b) of the Indenture shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the provisions of the Depositary). In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected prior to giving notice of such redemption by the Trustee from the outstanding Notes not previously called for redemption. Notices of redemption may not be conditional, except as provided in Section 3.04 of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest [and Additional Interest]*, if any, shall cease to accrue on Notes or portions of them called for redemption.
9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes or other governmental charges required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.
10. Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.
11. Amendment, Supplement and Waiver. The Indenture or the Notes may be amended or supplemented only as provided in the Indenture.
12. Defaults. In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization specified in the Indenture, with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of not

*	Not to be included for Exchange Notes.

A-2-8

less than 25% in principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the Notes outstanding by notice to the Trustee may on behalf of the Holders of all outstanding Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected) or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.
13. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
14. No Recourse Against Others. No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any Restricted Subsidiary, as such, will have any liability for any obligations of the Company, Guarantors or the Restricted Subsidiaries under the Notes, the Indenture or the Guarantees to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the Federal securities laws.
15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
16. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. [In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes issued on the Issue Date shall have all the rights set forth in the Registration Rights Agreement dated as of April 5, 2010†, among the Company, the Guarantors and the parties named on the signature pages thereof.]
*17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

A-2-9

18. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Continental Resources, Inc.
302 N. Independence, Suite 1500
Enid, Oklahoma 73701
Facsimile: (580) 548-5253
Attention: John Hart, Chief Financial Officer

*	Not to be included for Exchange Notes.

A-2-10

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this
Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-11

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or Section 4.19 of the Indenture, check the appropriate box below:
☐  Section 4.11        ☐  Section 4.19
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.19 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*
:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount Maturity of this Global Note Following such Decrease (or Increase)

A-2-13

EXHIBIT B-1
FORM OF CERTIFICATE OF TRANSFER
Continental Resources, Inc.
302 N. Independence, Suite 1500
Enid, Oklahoma 73701
Facsimile: (580) 548-5253
Attention: John Hart, Chief Financial Officer
Wilmington Trust FSB
50 S. 6th Street, Suite 1290
Minneapolis, Minnesota 55402
Facsimile: (612) 217-5651
Attention: Corporate Capital Markets
Re: 7 3/8% Senior Notes due 2020
Reference is hereby made to the Indenture, dated as of April 5, 2010 (the “Indenture”) among Continental Resources, Inc., an Oklahoma corporation (the “Company”), the Guarantors and Wilmington Trust FSB (a federal savings bank), as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                     (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $         in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.   ☐    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

B-1-1

2.  ☐    Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
3.  ☐    Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)  ☐    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)  ☐    such Transfer is being effected to the Company or a subsidiary thereof;
or
(c)  ☐    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

B-1-2

4.  ☐    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a)  ☐    Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)  ☐    Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)  ☐    Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (A) OR (B)]
  ☐          (A)    a beneficial interest in the:

(i)	144A Global Note (CUSIP ); or

(ii)	Regulation S Global Note (CUSIP ); or
  ☐          (B)     a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:
[CHECK ONE]
  ☐          (A)    a beneficial interest in the:

(iv)	144A Global Note (CUSIP ); or

(v)	Regulation S Global Note (CUSIP ); or

(vi)	Unrestricted Global Note (CUSIP ); or
  ☐          (B)    a Restricted Definitive Note; or
  ☐          (C)    an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

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EXHIBIT B-2
FORM OF INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE
[Date]
Continental Resources, Inc.
302 N. Independence, Suite 1500
Enid, Oklahoma 73701
Facsimile: (580) 548-5253
Attention: John Hart, Chief Financial Officer
Wilmington Trust FSB
50 S. 6th Street, Suite 1290
Minneapolis, Minnesota 55402
Facsimile: (612) 217-5651
Attention: Corporate Capital Markets
Re: 7 3/8% Senior Notes due 2020
Ladies and Gentlemen:
This certificate is delivered to request a transfer of $         principal amount of the 7 3/8% Senior Notes due 2020 (the “Securities”) of Continental Resources, Inc., an Oklahoma Corporation (the “Company”).
Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:
1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

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2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

B-2-2

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

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EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Continental Resources, Inc.
302 N. Independence, Suite 1500
Enid, Oklahoma 73701
Facsimile: (580) 548-5253
Attention: Chief Financial Officer
Wilmington Trust FSB
50 S. 6th Street, Suite 1290
Minneapolis, Minnesota 55402
Facsimile: (612) 217-5651
Attention: Corporate Capital Markets
Re: 7 3/8% Senior Notes due 2020
Reference is hereby made to the Indenture, dated as of April 5, 2010 (the “Indenture”), among Continental Resources, Inc., an Oklahoma corporation (the “Company”), the Guarantors and Wilmington Trust FSB (a federal savings bank), as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a)  ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)  ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)  ☐    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.
(a)  ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]   ☐     144A Global Note,    ☐      Regulation S Global Note, with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

EXHIBIT D
FORM OF NOTATION OF GUARANTEE
For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, fully and unconditionally and irrevocably guaranteed, to the extent set forth in the Indenture, dated as of April 5, 2010 (the “ Indenture ”), among Continental Resources, Inc., an Oklahoma corporation (the “ Company ”), the Guarantors and Wilmington Trust FSB (a federal savings bank), as trustee (the “ Trustee ”), and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal, premium, and interest, to the extent permitted by law, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[Name of Guarantor]

By:
Name:
Title:
Dated:

D-1

EXHIBIT E
FORM OF GUARANTOR SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY GUARANTORS
GUARANTOR SUPPLEMENTAL INDENTURE (this “Guarantor Supplemental Indenture”), dated as of                     , among Continental Resources, Inc. (the “ Company ”), the Company’s Subsidiaries listed on Schedule A hereto (each, a “ New Guarantor ”), the Company’s Subsidiaries listed on Schedule B hereto (collectively the “ Existing Guarantors ”) and Wilmington Trust FSB (a federal savings bank), as trustee under the Indenture referred to below (the “ Trustee ”).
WITNESSETH
WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an indenture (the “Indenture”), dated as of April 5, 2010, providing for the issuance of 7 3/8% Senior Notes due 2020 (the “ Notes ”);
WHEREAS, Section 9.01 of the Indenture provides that, without the consent of any Holders, the Company, the Existing Guarantors and the Trustee, at any time and from time to time, may modify, supplement or amend the Indenture to add a Guarantor or additional obligor under the Indenture or permit any Person to guarantee the Notes and/or obligations under the Indenture;
WHEREAS, each New Guarantor wishes to guarantee the Notes pursuant to the Indenture;
WHEREAS, pursuant to the Indenture, the Company, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Guarantor Supplemental Indenture for the purposes stated herein; and
WHEREAS, all things necessary have been done to make this Guarantor Supplemental Indenture, when executed and delivered by the Company, the Existing Guarantors and each New Guarantor, the legal, valid and binding agreement of the Company, the Existing Guarantors and each New Guarantor, in accordance with its terms.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

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(2) Guarantee. Each New Guarantor hereby guarantees the obligations of the Company under the Indenture and the Notes related thereto pursuant to the terms and conditions of Article Ten of the Indenture, such Article Ten being incorporated by reference herein as if set forth at length herein (each such guarantee, a “ Guarantee ”) and such New Guarantor agrees to be bound as a Guarantor under the Indenture as if it had been an initial signatory thereto; provided that the New Guarantor can be released from its Guarantee to the same extent as any other Guarantor under the Indenture.
(3) GOVERNING LAW. THIS GUARANTOR SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(4) Counterparts. The parties may sign any number of copies of this Guarantor Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
(5) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
(6) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Guarantor Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Existing Guarantors and the New Guarantors.

E-2

IN WITNESS WHEREOF, the parties hereto have caused this Guarantor Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:

CONTINENTAL RESOURCES, INC., an Oklahoma corporation

By:
Name:
Title:

EACH GUARANTOR LISTED ON SCHEDULE A HERETO

By:
Name:
Title:

EACH GUARANTOR LISTED ON SCHEDULE B HERETO

By:
Name:
Title:

WILMINGTON TRUST FSB, as Trustee

By:
Authorized Signatory

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